HUNTINGTON INVESTMENT
AND
TAX SAVINGS PLAN
Effective Date: January 1, 1997

HUNTINGTON INVESTMENT AND TAX SAVINGS PLAN
TABLE OF CONTENTS

ARTICLE I — Introduction		1
1.01	Plan Established	1
1.02	Exclusive Benefit	1
1.03	Type of Plan	1

ARTICLE II — Definitions		2
2.01	Administrator	2
2.02	Account	2
2.03	Actual Contribution Percentage or ACP	2
2.04	Actual Deferral Percentage or ADP	2
2.05	Aggregate Limit	2
2.06	Annual Addition	2
2.07	Authorized Leave of Absence	3
2.08	Break in Service	3
2.09	Code	3
2.10	Committee	3
2.11	Common Stock	3
2.12	Company	3
2.13	Company Stock Fund	3
2.14	Compensation	3
2.15	Compensation	4
2.16	Compensation	5
2.17	Contribution Agreement	5
2.18	Contribution Percentage	5
2.19	Contribution Percentage Amounts	5
2.20	Determination Year	6
2.21	Disability	6
2.22	Effective Date	6
2.23	Elective Deferrals	6
2.24	Elective Deferral Account	6
2.25	Employee	6
2.26	Employee After-Tax Contribution	7
2.27	Employer	7
2.28	Entry Date, Initial Entry Date and Special Entry Date	7
2.29	ERISA	7
2.30	Excess Aggregate Contribution	7
2.31	Excess Contributions	8
2.32	Excess Elective Deferrals	8
2.33	HC Group	8
2.34	Highly Compensated Employee	8

i

2.35	Hour of Service	9
2.36	Leased Employee	10
2.37	Limitation Year	11
2.38	Look-Back Year	11
2.39	Matching Contribution	11
2.40	Matching Contribution Account	11
2.41	Maximum Permissible Amount	11
2.42	NHC Group	11
2.43	Named Fiduciary	11
2.44	Nonhighly Compensated Employee	11
2.45	Normal Retirement Age	11
2.46	Participant	12
2.47	Plan	12
2.48	Prior Plan	12
2.49	Plan Year	12
2.50	Projected Annual Benefit	12
2.51	Qualified Domestic Relations Order	12
2.52	Qualified Employer Contribution	12
2.53	Qualified Employer Contribution Account	12
2.54	Required Beginning Date	12
2.55	Rollover Account	12
2.56	Service and Credited Service	12
2.57	Spouse	13
2.58	Stock Rights	13
2.59	Trust or Trust Fund	13
2.60	Trustee	13
2.61	Valuation Date	13
2.62	Year of Service	13

ARTICLE III — Eligibility and Participation		14
3.01	Eligibility Requirements	14
3.02	Application for Participation	14
3.03	Reemployment Prior to Break in Service (Eligibility)	15
3.04	Reemployment After Break in Service	15
3.05	Month of Employment	15
3.06	Predecessor Employer	15

ARTICLE IV — Employer Contributions		17
4.01	Employer Contributions	17
4.02	Matching Contributions for Elective Deferrals	17
4.03	Limitations on Allocations	17
4.04	Return of Contributions	19

ARTICLE V — Participant Contributions		20
5.01	Employee After-Tax Contributions	20
5.02	Elective Deferral Contributions	20
5.03	Annual Elective Deferral Limitation	21

ARTICLE VI — Provisions Relating to the Nondiscrimination Provisions of Code Sections 401(k) and 401(m)		22
6.01	Section 401(k) Nondiscrimination Provisions	22
6.02	Section 401(m) Nondiscrimination Provisions	24
6.03	Alternative Method of Meeting Nondiscrimination Requirements	27

ARTICLE VII — Participant Accounts		28
7.01	Accounts	28
7.02	Valuation of Trust Fund	28
7.03	Adjustment of Accounts	28
7.04	Participant Investment of Accounts	28

ARTICLE VIII — Vesting		30
8.01	Fully Vested Accounts	30

ARTICLE IX — Payment of Benefits		31
9.01	When Payable	31
9.02	Manner of Payment	31
9.03	Determination of Amount	31
9.04	Time of Payment	32
9.05	Hardship Distributions	32
9.06	In-Service Distributions	34
9.07	Beneficiary Designation	35
9.08	Mandatory Distributions	36
9.09	Notice of Rollover Treatment	36
9.10	Other Distributable Amounts	37

ARTICLE X — Named Fiduciary Powers and Responsibilities		38
10.01	Allocation of Responsibility	38
10.02	Discretionary Authority	38

ARTICLE XI — Trustee Powers and Responsibilities		39
11.01	Basic Responsibilities	39
11.02	Investment Powers and Duties	39
11.03	Direct Rollover of Eligible Rollover Distributions	40
11.04	Trustee to Trustee Transfers	40
11.05	Company Stock Fund	41
11.06	Tender Offers	42
11.07	Other Powers	43
11.08	Duties Regarding Contributions and Payments	44
11.09	Trustee’s Compensation and Expenses and Taxes	45

11.10	Records and Reports	45
11.11	Removal or Resignation of Trustee	45
11.12	Plan Expenses and Taxes	45

ARTICLE XII — Administration		46
12.01	Company Responsibility	46
12.02	Powers and Duties of the Committee	46
12.03	Organization and Operation of the Committee	47
12.04	Statement of Participant’s Account	48
12.05	Delivery of Notices, Reports and Statements	48
12.06	Claims Procedure	48
12.07	Claims Review Procedure	48
12.08	No Contract of Employment	49
12.09	Indemnification	49

ARTICLE XIII — Amendment, Termination, and Mergers		50
13.01	Amendment or Termination	50
13.02	Merger or Consolidation	50

ARTICLE XIV — Top-Heavy Provisions		52
14.01	Application of Article	52
14.02	Definitions	52
14.03	Top Heavy Determination	52
14.04	Top Heavy Ratio	53
14.05	Compensation	54
14.06	Minimum Benefit	54
14.07	Limitation on Benefits and Contributions	54

ARTICLE XV — Merger, Transfer and Special Accounts		56
15.01	Rollover Contributions	56
15.02	Merger/Direct Transfer	56

ARTICLE XVI — Miscellaneous		58
16.01	Participant’s Rights	58
16.02	Alienation	58
16.03	Construction of Agreement	59
16.04	Gender and Number	59
16.05	Prohibition Against Diversion of Funds	59
16.06	Receipt and Release for Payments	59
16.07	Uniformity	59
16.08	Severability	59
16.09	Spendthrift Clause	59
16.10	Payment to Minor or Incompetent	60

ARTICLE XVII The ESOP		61
17.01	ESOP Established	61

17.02	Eligibility	61
17.03	Investments in Company Stock	61
17.04	Payment of Dividends	62
17.05	Payment of Benefits	62
17.06	Withdrawal and Diversification	62
17.07	Special Provisions Concerning the ESOP and Non-ESOP Portions of the Plan	63

MODIFICATION OF SCHEDULE A		A-1

SCHEDULE A — SPECIAL PROVISIONS WITH RESPECT TO PLAN MERGERS		A-2

SCHEDULE B — HUNTINGTON INVESTMENT AND TAX SAVINGS PLAN		B-1

SCHEDULE C — AMENDMENTS FOR THE ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001		C-1

v

HUNTINGTON INVESTMENT AND TAX SAVINGS PLAN
The Huntington Investment and Tax Savings Plan is hereby executed by and between Huntington Bancshares Incorporated and The Huntington National Bank, Trustee.
ARTICLE I
Introduction
     1.01 Plan Established.
Huntington Bancshares Incorporated established a Qualified Employee Stock Purchase Plan and Trust, effective January 1, 1978. This Plan and Trust has been amended and restated from time to time; effective January 1, 1985, the Plan was renamed the Huntington Stock Purchase and Tax Savings Plan and Trust (the “Plan”). The Plan was restated by a document signed December 7, 1992, generally effective January 1, 1987, except as otherwise noted in that Plan document. The Plan as embodied in the December 7, 1992 document was submitted to the Internal Revenue Service to obtain a determination that the Plan satisfied Sections 401(a) and 501(a) of the Internal Revenue Code. A favorable determination letter was issued July 12, 1993. The Plan was again amended and restated effective January 1, 1987 (unless otherwise noted) and signed October 13, 1994. The document signed October 13, 1994 was submitted to the Internal Revenue Service to obtain a determination letter that the Plan satisfied 401(a) and 501(a) of the Internal Revenue Code. A favorable determination letter was issued June 13, 1995. The Plan was amended and restated effective April 1, 1998 (unless another date was otherwise noted) and its name was changed to the Huntington Investment and Tax Savings Plan. The Plan is hereby again amended and restated effective January 1, 1997 (unless another date is specifically noted herein). The Plan as amended and restated herein is intended to comply with the provisions of the Small Business Job Protection Act of 1996, the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Taxpayer Relief Act of 1997, the Community Renewal Tax Relief Act of 2002, and other applicable laws, regulations and administrative authority.
     1.02 Exclusive Benefit.
The Plan is for the exclusive benefit of the Employees of the Company and their beneficiaries and of any corporation adopting the Plan and listed on Schedule B, as amended, attached hereto and made a part hereof. No part of the trust corpus or income shall ever be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their beneficiaries.
     1.03 Type of Plan.
The Plan is designated as a 401(k) profit sharing plan; effective December 13, 2000 the Company Stock Fund and Participants who elect or have elected to have all or a portion of their Account invested in the Company Stock Fund, are designated an ESOP (Article XVII).

ARTICLE II
Definitions
As used herein, the following words shall have the meaning stated herein, unless otherwise specifically provided:
     2.01 “Administrator” shall mean the Company.
     2.02 “Account” shall mean the combined value of all accounts maintained for a Participant under this Plan.
     2.03 “Actual Contribution Percentage” or “ACP” shall mean the average of the Contribution Percentages of the Eligible Participants in a group.
     2.04 “Actual Deferral Percentage” or “ADP” shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer contributions, as defined in this Section 2.04, actually paid over to the Trust Fund on behalf of such Participant for such Plan Year to (2) the Participant’s compensation for such Plan Year as defined in Article VI. Employer contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant’s deferral election, including Excess Elective Deferrals of Highly Compensated Employees, but excluding (a) Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from the Elective Deferrals made under this Plan or other plans of Employer and (b) Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the Employer, Employer contributions. For purposes of computing the Actual Deferral Percentage, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made. This section is effective January 1, 1997.
     2.05 “Aggregate Limit” shall mean the sum of (i) 125 percent of the greater of the ADP of the Nonhighly Compensated Employees for the Plan Year or the ACP of Nonhighly Compensated Employees under the Plan subject to Section 401(m) of the Code for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement and (ii) the lesser of 200 percent or two plus the lesser of such ADP or ACP. “Lesser” is substituted for “greater” in “(i),” above, and “greater” is substituted for “lesser” after “two plus the” in “(ii)” if it would result in a larger Aggregate Limit.
     2.06 “Annual Addition” shall mean the sum of the following amounts allocated on behalf of a Participant for a Limitation Year: (a) all Employer contributions; (b) all forfeitures; and (c) all Participant contributions. Except to the extent provided in Treasury regulations, Annual Additions include excess contributions described in Section 401(k) of the Code, excess aggregate contributions described in Section 401(m) of the Code, and excess deferrals described in Section 402(g) of the Code, irrespective of whether the Plan distributes or forfeits such excess amounts.

Annual Additions also include Excess Amounts reapplied to reduce Employer contributions under Section 4.03.
Amounts allocated after March 31, 1984, to an individual medical account (as defined in Section 415(l)(2) of the Code) included as part of a pension or annuity plan maintained by the Employer are Annual Additions. Furthermore, Annual Additions include contributions paid or accrued after December 31, 1985, for taxable years ending after December 31, 1985, attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer, but only for purposes of the dollar limitation applicable to the Maximum Permissible Amount.
     2.07 “Authorized Leave of Absence” shall mean any absence authorized by the Employer under its standard personnel practices, including, but not limited to, service in the United States Armed Forces on account of war or other emergency provided the Participant returns to employment with the Employer prior to the expiration of such authorized absence or as provided by law.
     2.08 “Break in Service” shall mean a twelve (12) consecutive calendar month period commencing on the first day of the month following an Employee’s termination of employment during which such Employee does not perform an Hour of Service for the Employer.
     2.09 “Code” mean the Internal Revenue Code of 1986, as amended.
     2.10 “Committee” shall mean the committee established under Article XII.
     2.11 “Common Stock” shall mean the common shares of Huntington Bancshares Incorporated.
     2.12 “Company” shall mean Huntington Bancshares Incorporated, a Maryland Corporation.
     2.13 “Company Stock Fund” shall mean the account described in Section 11.05.
     2.14 “Compensation” for purposes other than Section 4.03, Article VI and Article XIV, shall mean with respect to each Employee of the Employer, an Employee’s actual base compensation, excluding bonuses, commissions, overtime, and severance payments, but shall include sick pay, payments under the Huntington’s short-term disability plan, and payments pursuant to the Huntington Bancshares Transition Pay Plan. Compensation shall be determined prior to any reduction pursuant to a cash or deferred arrangement as defined in Section 402(e)(3) or pursuant to a cafeteria plan as described in Section 125 of the Code, or effective for Plan Years beginning on or after December 31, 2001 pursuant to elective amounts (if any) that are not includible in gross income under Code Section 132(f)(4).
The measuring period for determining Compensation shall be the Plan Year.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provisions of the Plan to the contrary, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA ‘93 annual compensation limit. The OBRA ‘93 annual compensation Limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code or as adjusted or modified by legislation amending Section 401(a)(17) or any successor Section. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA ‘93 annual compensation limit will be multiplied by a fraction the numerator of which is the number of months in the determination period, and the denominator of which is 12.
     2.15 “Compensation,” solely for purposes of Section 4.03, shall mean with respect to each Participant, Section 415 safe-harbor compensation, including wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer participating in the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to sales persons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and excluding the following:
(i) Employer contributions to a plan of deferred compensation which are not includible in the Participant’s gross income for the taxable year in which contributed or Employer contributions under a simplified employee pension to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;
(ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
(iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
(iv) other amounts which received special tax benefits, or contributions made by an Employer (whether or not under a salary reduction arrangement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).
Notwithstanding the above, effective January 1, 1998, Compensation shall include (i) any Elective Deferrals as defined in 402(g)(3) of the Code, and (ii) any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125 or Code Section 457 and effective for Plan Years beginning on or after December 31, 2001 elective amounts (if any) that are not includible in gross income under Code Section 132(f).

The measuring period for determining Compensation shall be the Limitation Year. Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Limitation Year.
The annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA ‘93 annual compensation limit. The OBRA ‘93 annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA ‘93 annual Compensation limit will be multiplied by a fraction the numerator of which is the number of months in the determination period, and the denominator of which is 12.
     2.16 “Compensation,” solely for purposes of Article XIV shall mean Compensation as defined in Section 415(c)(3) of the Code. The determination will be made without regard to Code Sections 125, 402(e)(3) and 402(h)(1)(B) and in the case of Employer contributions made pursuant to a salary reduction agreement, without regard to Section 402(b) of the Code. For Plan Years beginning after December 31, 1997, the term Compensation for purposes of Article XIV shall mean compensation within the meaning of Section 415(c)(3) of the Code.
The annual Compensation of each Employee taken into account under this Article shall not exceed the OBRA ‘93 annual compensation limit. The OBRA ‘93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA ‘93 annual compensation limit will be multiplied by a fraction the numerator of which is the number of months in the determination period, and the denominator of which is 12.
     2.17 “Contribution Agreement” shall mean an agreement by a Participant by which he authorizes the Employer to deduct and withhold from such Participant’s Compensation a specified amount and to contribute such amount to the Plan pursuant to the provisions of Section 5.02.
     2.18 “Contribution Percentage” shall mean the ratio (expressed as a percentage) of the Participant’s Contribution Percentage Amounts to the Participant’s compensation for the Plan Year.
     2.19 “Contribution Percentage Amounts” shall mean the sum of the Matching Contributions, and Qualified Matching Employer contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant’s Account which shall be taken into account in the year in which such forfeiture is allocated. The Employer may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test. This section is effective January 1, 1997.
     2.20 “Determination Year” shall mean the current Plan Year.
     2.21 “Disability” shall mean the inability to engage in any substantial gainful activity because of a medically determinable physical or mental impairment expected to result in death or which has lasted, or can be expected to last, for a continuous period such that a Participant is disabled, as defined under the Huntington Long Term Disability Plan. Disability shall be determined by the Named Fiduciary in accordance with uniform principles consistently applied, upon the basis of such information as the Named Fiduciary deems necessary or desirable and provide that such Disability occurs while the Participant is an Employee of the Company.
     2.22 “Effective Date” shall mean January 1, 1997, except as otherwise stated throughout the Plan.
     2.23 “Elective Deferrals” shall mean the Employer contributions made at the election of the Participant, in lieu of cash compensation under Section 5.02. With respect to any taxable year, a Participant’s Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Section 401(k) of the Code, any simplified employee pension, cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan as described under Section 501(c)(18) of the Code, and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement.
     2.24 “Elective Deferral Account” shall mean an account established for a Participant for the purpose of receiving contributions made to the Plan by the Employer on behalf of the Participant pursuant to Section 5.02.
     2.25 “Employee” shall mean any person employed by the Employer or any other employer required to be aggregated with such Employer under Sections 414(b), (c), (m) or (o) of the Code.
The term Employee shall include any Leased Employee deemed to be an Employee as provided in Sections 414(n) or (o) of the Code of any Employer described in the preceding paragraph. Provided, however, Leased Employees shall not be considered an Employee unless such participation is required to meet the minimum coverage requirements under Section 410(b) of the Code.
The term Employee excludes any independent contractor or any individual classified by an Employer as an independent contractor. In addition the term Employee excludes any person who is a member of a union with which the Employer has a collective bargaining agreement directly or through an employer’s association in which retirement benefits have been the subject of good faith bargaining between the Employer and its employees who are covered by the collective bargaining contract.
Any individual whose is deemed by the Employer to be an independent contractor and/or is treated as a Leased Employee and who is subsequently determined by a regulatory agency, judicial proceeding or settlement to be an Employee, shall be deemed by the Employer excluded from eligibility under this Plan from the effective date that the status of Employee is so determined by the regulatory agency, judicial proceeding or settlement.
     2.26 “Employee After-Tax Contribution” shall mean a contribution, if any, made by or on behalf of a Participant on an after-tax basis pursuant to Section 5.01.
     2.27 “Employer” shall mean the Company and the employer banks or corporations, and any other bank or corporation that requests, with the consent of the Board of Directors of Huntington Bancshares Incorporated, to become a participating Employer and which are listed on Schedule B, as amended from time to time. When the context so requires, the term Employer shall be limited to the Company.
     2.28 “Entry Date,” “Initial Entry Date” and “Special Entry Date” shall mean the following: “Initial Entry Date” shall mean the first day of the first month coinciding with or next following the date on which an Employee meets the eligibility requirements of Section 3.01. “Entry Date” shall mean the first day of any month and shall be the date on which an Employee may again participate in the Plan following suspension of participation for any reason.
Notwithstanding the above, effective January 1, 2000, “Initial Entry Date” shall mean the first day of the first month coinciding with or next following the date on which an Employee meets the eligibility requirements of Section 3.01. “Entry Date” shall mean the first day of any month and shall be the date on which an Employee may again participate in the Plan following suspension of participation for any reason. “Special Entry Date” shall mean the date on which a former Employee who was a Participant or eligible to participate in the Plan, is again employed by an Employer after a period when such person was not an Employee.
     2.29 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
     2.30 “Excess Aggregate Contribution” shall mean, with respect to any Plan Year, the excess of:
(a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of a Highly Compensated Employee for such Plan Year, over
(b) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Matching Contribution amount beginning with the highest dollar amount of such Matching Contribution).

Such determination shall be made after first determining Excess Elective Deferrals pursuant to Section 5.03 and then determining Excess Contributions pursuant to Section 6.01.
     2.31 “Excess Contributions” shall mean, with respect to any Plan Year, the excess of:
(a) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over
(b) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Elective Deferral Contribution beginning with the highest dollar amount of such Elective Deferral Contributions.
     2.32 “Excess Elective Deferrals” shall mean those Elective Deferrals that are includible in a Participant’s gross income under Section 402(g) of the Code to the extent such Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under such Section of the Code. Excess Elective Deferrals shall be treated as Annual Additions under the Plan.
     2.33 “HC Group” shall mean those Employees or Participants who meet the definition of a Highly Compensated Employee, as defined in Section 414(q) of the Code and Section 2.34 of this Plan document.
     2.34 “Highly Compensated Employee” shall include Highly Compensated active Employees and Highly Compensated former Employees.
The effective date of this Section is as follows: All Plan Years beginning after December 31, 1996, except that, in determining whether an Employee is a Highly Compensated Employee in 1997, the amendments are treated as having been in effect in 1996.
A Highly Compensated active Employee means any Employee who — (A) was a 5-percent owner (as defined in Section 416(i)(1) of the Code) of the Employer at any time during the current or the preceding year, or (B) for the preceding year — (i) had Compensation from the Employer in excess of $80,000 (as adjusted by the Secretary pursuant to Section 415(d) of the Code, except that the base period shall be the calendar quarter ending September 30, 1996).
A former Employee shall be treated as a Highly Compensated Employee if: (A) such Employee was a Highly Compensated Employee when such Employee separated from service, or (B) such Employee was a Highly Compensated Employee at any time after attaining age 55. The determination of who is a Highly Compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that Determination Year, in accordance with Section 1.414(q) — 1T, A-4 of the temporary Income Tax Regulations and Notice 97-45.
In determining who is a Highly Compensated Employee the Employer makes the top paid group election. The effect of this election is that an Employee (who is not a 5-percent owner at any time during the Determination Year or the Look-Back Year) with Compensation in excess of $80,000 (as adjusted) for the Look-Back Year is a Highly Compensated Employee only if the Employee was in the top-paid group for the Look-Back Year.
The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, will be made in accordance with Section 414(q) of the Code and the regulations hereunder.
     2.35 “Hour of Service” shall mean:
(a) Each hour for which an Employee is paid, or shares in income, or is entitled to payment or to share in income, for the performance of duties or services for the Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and
(b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours of service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and
(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to in writing by the Employer. The same hours of service shall not be credited both under paragraph (a) or paragraph (b) above, as the case may be, and under this paragraph (c) These hours shall be credited to the Employee for the Computation Period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.
(d) Solely for purposes of determining whether a Break in Service for participation purposes has occurred, an Employee who is on a maternity or paternity leave of absence shall be given credit for each hour which otherwise would have been credited to such Employee but for such absence. In the event it cannot be determined how many hours would have been credited to such Employee, credit shall be given for eight (8) hours of service per normal workday of absence. No more than 501 Hours of Service shall be credited under this paragraph by reason of any such maternity or paternity leave of absence. The hours credited under this paragraph shall be treated as Hours of Service only in the year that the absence from work begins if such treatment would prevent a Participant from incurring a Break in Service in that year. In any other case, hours credited under this paragraph shall be treated as Hours of Service in the year following the year in which the absence from work begins. “maternity or paternity leave of absence” shall mean absence from work for any period by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or absence for the purpose of caring for a child during the period immediately following such birth or placement.

Hours of service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the Code) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code and the Regulations thereunder.
Hours of service will also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) or Code Section 414(o) and the regulations thereunder.
Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Additionally, each Employee shall be credited with Hours of Service in accordance with the Family and Medical Leave Act, but only for the purposes of and to the extent required by the statute.
     2.36 “Leased Employee” shall mean any person (other than an employee of the recipient) who pursuant to an agreement between the recipient Employer and any other person (“leasing organization”) has performed services for the recipient Employer (or for the recipient Employer and related persons determined in accordance with Section 414(n)(6) of the Code)) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient Employer. Effective for Plan Years beginning after December 31, 1996, the last requirement described in the preceding sentence shall be if such services are under the primary direction or control of the Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient Employer.
A Leased Employee shall not be considered an Employee of the recipient Employer if the conditions of (a) and (b) are satisfied.
(a) Such employee is covered by a money purchase pension plan maintained by the leasing organization and which provides:
(i) A nonintegrated employer contribution rate of at least 10 percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, Section 402(e)(3), Section 402(h) or Section 403(b) of the Code;
(ii) Immediate participation; and
(iii) Full and immediate vesting.
(b) Leased Employees do not constitute more than 20 percent (20%) of the recipient Employers nonhighly compensated workforce.

     2.37 “Limitation Year” shall mean the Plan Year.
     2.38 “Look-Back Year” shall mean the twelve (12) consecutive month period immediately preceding the Determination Year.
     2.39 “Matching Contribution” shall mean an Employer contribution made to this Plan on behalf of a Participant on account of a Participant’s Elective Deferrals under Section 5.02.
     2.40 “Matching Contribution Account” shall mean an account established for a Participant for the purpose of receiving Matching Contributions made by the Employer to the Plan pursuant to Section 4.02.
     2.41 “Maximum Permissible Amount” shall mean for the Limitation Year with respect to any Participant contributions and other additions with respect to a Participant which exceed the limitation of Code Section 415(c) if, when expressed as an Annual Addition (within the meaning of Code Section 415(c)(2)) to the Participant’s account, such Annual Addition is greater than the lesser of:
(a) $30,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations.
(b) 25 percent of the Participant’s compensation (as defined in Code Section 415(c)(3)).
If there is a short Limitation Year because of a change in the Limitation Year, the Administrator will multiply the $30,000 limitation (or larger limitation) by the following fraction: number of months in the short Limitation Year divided by twelve (12).
The above definition of “Maximum Permissible Amount” is effective for Plan Years beginning after December 31, 1994 in order to bring the Plan’s Code Section 415 provisions into compliance with the requirements of the General Agreement on Tariffs and Trade.
For any short Limitation Year, the $30,000 limitation shall be reduced by a fraction, the numerator of which is the number of full months in the short Limitation Year and the denominator of which is twelve (12). This Section 2.41 is effective January 1, 1995.
     2.42 “NHC Group” shall mean those Employees or Participants who are not Highly Compensated Employees.
     2.43 “Named Fiduciary” shall mean the Company.
     2.44 “Nonhighly Compensated Employee” shall mean an Employee of the Employer and/or a Participant who is not a Highly Compensated Employee.
     2.45 “Normal Retirement Age” shall mean the date on which a Participant or a former Participant attains age 65.

     2.46 “Participant” shall mean an Employee who has commenced participation in the Plan after having met the eligibility requirements of Article III. Where the context requires, Participant shall include a former or suspended Participant.
     2.47 “Plan” shall mean the Huntington Investment and Tax Savings Plan, as set forth herein or as hereafter amended.
     2.48 “Prior Plan” shall mean a plan that merges with this Plan. Special provisions with respect to merged plans are set forth at Schedule A.
     2.49 “Plan Year” shall mean the calendar year.
     2.50 “Projected Annual Benefit” shall mean a Participant’s annual benefit under any defined benefit plans of the Employer that are provided by Employer contributions, based on the assumptions that the Participant will continue employment until his Normal Retirement Age, that his actual compensation will continue at the same rate as in effect for the Limitation Year under consideration until his Normal Retirement Age and that all other relevant factors used to determine benefits under the Plan will remain constant as of the current Limitation Year for all future Limitation Years.
     2.51 “Qualified Domestic Relations Order” shall mean a domestic relations order as defined in Section 414(p) of the Code and Section 206(d)(3)(B) of ERISA.
     2.52 “Qualified Employer Contribution” shall mean contributions made by the Employer and elected under Section 6.01 to be treated as Qualified Employer Contributions.
     2.53 “Qualified Employer Contribution Account” shall mean an account established for a Participant for the purpose of receiving Qualified Employer Contributions made by the Employer to the Plan pursuant to Section 6.01.
     2.54 “Required Beginning Date” shall mean April 1 following the close of the calendar year in which the Participant or former Participant attains age 70 1/2, except that a Participant who is not a five percent (5%) owner may select one of the options set forth in Section 9.08. This Section 2.54 is effective January 1, 1997.
     2.55 “Rollover Account” shall mean an account established for an Employee for the purposes of receiving a rollover contribution made to the Plan in accordance with the terms of Section 15.01 or an account established for the purpose of receiving a trustee to trustee transfer made in accordance with the terms of Section 15.02.
     2.56 “Service and Credited Service” Service shall mean the period of Participant’s employment considered for determining eligibility or vesting (the Plan does not have a vesting schedule). Credited Service shall mean the period of Participant’s employment considered for Elective Deferrals or Matching Contributions.

     2.57 “Spouse” shall mean the spouse or surviving spouse of the Participant, provided that a former spouse, to the extent provided under a Qualified Domestic Relations Order as described in Section 414(p) of the Code, will be treated as the spouse or surviving spouse.
     2.58 “Stock Rights” shall mean any options, rights, warrants or other interests in common stock which are granted issued or exchanged with respect to Common Stock pursuant to action taken by the Board of Directors of the Company.
     2.59 “Trust or Trust Fund” shall mean the assets of the Plan and Trust as shall exist from time to time.
     2.60 “Trustee” shall mean The Huntington National Bank or any successor hereunder.
     2.61 “Valuation Date” shall mean each business day of the Plan Year that the New York Stock Exchange is open for trading or such other date or dates deemed necessary or appropriate by the Administrator.
     2.62 “Year of Service” shall mean a period of twelve (12) months commencing on the date an Employee first performs an Hour of Service, or any anniversary thereof, during which the Employee performs at least one (1) Hour of Service.

ARTICLE III
Eligibility and Participation
     3.01 Eligibility Requirements.
An Employee, other than those Employees excluded under the provisions of this Section and Section 2.25 herein, shall become eligible to participate in the Plan on the Initial Entry Date; provided the Employee is employed on such Date, following the date on which the Employee attains age 21 and completes six (6) consecutive months of employment commencing on the date such Employee first performs an Hour of Service. Ineligible Employees may participate in the Plan only if their participation is required to meet the minimum coverage requirements under Section 410(b) of the Code. An Employee otherwise eligible, who is in an ineligible class of Employees, shall be eligible to participate in the Plan on the next Initial Entry Date after becoming a member of an eligible class.
If an Employer shall acquire employees pursuant to a corporate merger, or the purchase of assets of another company as a going concern or otherwise, the Company may, by action of its Board of Directors, exclude from participation all or part of such employees by designating groups of employees such as employees of an acquired corporation, employees of a division, business unit, branch, facility or location as ineligible Employees. The Administrative Committee shall maintain a record of the groups of employees excluded at Schedule B.
Notwithstanding the above, effective January 1, 2000, participation in the Plan is voluntary and may be commenced by an Employee who has met the eligibility requirements of Section 3.01 as of any Initial Entry Date, Special Entry Date or Entry Date. To participate, an eligible Employee must make an enrollment election on a Contribution Agreement form, at the time, and in the manner as prescribed by the Committee. A Contribution Agreement must be received prior to any Entry Date (including Special or Initial Entry Dates) on which the Employee desires to begin participation in the Plan. An Employee who has recommenced participation in the Plan as set forth in Sections 3.03 below, shall complete a Contribution Agreement as soon as administratively reasonable following his reemployment.
     3.02 Application for Participation.
Participation in the Plan is voluntary and may be commenced or recommenced by an Employee who has met the eligibility requirements of Section 3.01 as of any Initial Entry Date or Entry Date.
To participate, an eligible Employee must make an enrollment election on a Contribution Agreement form, at the time, and in the manner as prescribed by the Committee. A Contribution Agreement must be received prior to the Initial Entry Date or Entry Date on which the Employee desires to begin participation in the Plan.

     3.03 Reemployment Prior to Break in Service (Eligibility).
If an Employee who has met the eligibility requirements of Section 3.01 terminates employment and subsequently resumes employment prior to incurring a Break in Service, the rehired Employee shall continue to be eligible to participate in the Plan as of the next following Entry Date. If an Employee who has not met the eligibility requirements of Section 3.01 terminates employment and subsequently resumes employment prior to incurring a Break in Service, the rehired Employee shall be eligible to participate in the Plan on the Initial Entry Date, if employed on that date, coincident with or immediately following the date, on which such Employee meets the eligibility requirements of Sections 3.01 and 3.02 hereof, provided, however, the completion of six (6) months of employment within any Year of Service will be treated as six (6) consecutive months of employment for the purpose of satisfying the eligibility requirements of Section 3.01.
Notwithstanding the above, effective January 1, 2000, if an Employee who has met the eligibility requirements of Section 3.01 terminates employment and subsequently resumes employment, the rehired eligible Employee shall re-enter the Plan immediately on the Date of his reemployment (Special Entry Date). If an Employee who has not met the eligibility requirements of Section 3.01 terminates employment and subsequently resumes employment prior to incurring a Break in Service, the rehired Employee shall be eligible to participate in the Plan on the Initial Entry Date, if employed on that date, coincident with or immediately following the date, on which such Employee meets the eligibility requirements of Sections 3.01 and 3.02 hereof, provided, however, the completion of six (6) months of employment within any Year of Service will be treated as six (6) consecutive months of employment for the purpose of satisfying the eligibility requirements of Section 3.01.
     3.04 Reemployment After Break in Service.
If an Employee who has met the eligibility requirements of Section 3.01 terminates his employment and is reemployed after incurring a Break in Service, the rehired Employee shall again become eligible to participate in the Plan as of the Entry Date immediately following the date on which he again satisfies the eligibility requirements of Sections 3.01 and 3.02 hereof.
Effective January 1, 2000, Section 3.04 is deleted. This Section is designated “Reserved.”
     3.05 Month of Employment.
For purposes of this Article III, “month of employment” means a full calendar month in which an Employee completes an Hour of Service.
     3.06 Predecessor Employer.
If an Employer shall acquire persons in its employ incident to a corporate merger, or the purchase of assets of another company as a going concern or otherwise; and if such employees become Eligible Employees hereunder by resolution of the Board of Directors of the Company and the Employer, if necessary, the employees period of employment with their “predecessor” employer shall be considered as employment for purposes of determining Service; or Credited Service hereunder to the extent required by law unless the Boards provide otherwise. Such other provisions are noted on Schedule B. Necessary supplemental data with respect to noted provisions will be maintained as a part of the Plan records.

ARTICLE IV
Employer Contributions
     4.01 Employer Contributions.
The Employer shall not be required to make contributions to the Plan except for Elective Deferrals made on behalf of Participants, as described in Section 5.02, Matching Contributions as described in Section 4.02, or as required in the event the Plan is Top-Heavy pursuant to the provisions of Article XIV, or as provided for in Article VI.
     4.02 Matching Contributions for Elective Deferrals.
The Employer shall make Matching Contributions to the Plan equal to one hundred percent (100%) of the Elective Deferrals made by a Participant pursuant to Section 5.02. Provided, however, such Matching Contribution shall not be made on Elective Deferrals which exceed three percent (3%) of the Participant’s Compensation.
The Employer shall make additional Matching Contributions to the Plan equal to fifty percent (50%) of the Elective Deferrals made by a Participant pursuant to Section 5.02 to the extent that such Elective Deferrals exceed three percent (3%) but do not exceed five percent (5%) of the Participant’s Compensation.
Such Matching Contributions shall be fully vested and nonforfeitable at all times.
Matching Contributions may be made by the Employer concurrently with payments to the Trustee of the Elective Deferrals required under Section 5.02, provided, however, such Matching Contributions shall be made no later than the time prescribed by law for filing the Employer’s Federal income tax return (including extensions) for the taxable year with respect to which the Matching Contributions are made. Matching Contributions may be made in the form of cash or Company Stock, or a combination thereof.
     4.03 Limitations on Allocations.
(a) General Limitation. Notwithstanding any other provisions of this Plan, the aggregate Annual Addition to a Participant’s Account under this Plan and all other defined contribution plans (as defined in Section 414(i) of the Code) of the Employer covering such Participant shall not exceed the Maximum Permissible Amount.
(b) Disposition of Excess Amount. The Employer shall not contribute an amount to the Plan which would cause the Annual Addition to any Participant’s Account to exceed the Maximum Permissible Amount. Excess Amount, for purposes of this section shall mean the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.
However, if the Annual Addition to any Participant’s Account exceeds the Maximum Permissible Amount due to allocation of forfeitures, a reasonable error in estimating Compensation, a reasonable error in determining the amount of Elective Deferrals (within the meaning of section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, any contributions made by the Participant for the Plan Year, to the extent of the excess, shall be returned to the Participant. If, after returning such contributions to the Participant, an excess still exists, such excess shall be reallocated to all other eligible Participants in the same manner that the initial allocation of the Employer contribution was made. If an excess cannot be reallocated to any Participant’s Account without exceeding the Maximum Permissible Amount, any amount that remains unallocated shall be held in a holding account and administered as described in this Section 4.03.
The amount in such holding account shall be reallocated as an Employer contribution to the Accounts of Participants in the next Limitation Year and, if necessary, in succeeding Limitation Years. No profits or losses attributable to the assets of the Trust shall be allocated to such holding account. The Employer shall not make any contributions to the Plan and the Plan shall not accept any Participant contributions that would constitute Annual Additions until all amounts held in such holding account are allocated to Participants’ Accounts in succeeding Limitation Years. Notwithstanding the foregoing, the otherwise permissible Annual Addition for any Participant under this Plan may be further reduced to the extent necessary, as determined by the Administrator, to prevent disqualification of the Plan under Section 415 of the Code, which imposes additional limitations on the benefits payable to Participants who also may be participating in another tax qualified pension, profit sharing, savings or stock bonus plan of the Employer. The Administrator shall advise affected Participants of any such additional limitation on their Annual Additions.
(c) More than One Defined Contribution Plan.
This Section applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition during any Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant’s Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s Account under this Plan for the Limitation Year. If as a result of the allocation, a Participant’s Annual Additions under this Plan and such other plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date. If an Excess Amount was allocated to a Participant on an allocation date of this Plan, which coincides with an allocation date of another plan, the Excess Amount will be attributed as of such date to this Plan.

(d) Defined Benefit/Defined Contribution Limitation.
Effective for Plan years prior to the Plan year beginning January 1, 2000, the contributions to this Plan for any Participant who is also a member of the Huntington Bancshares Retirement Plan (or any other defined benefit plan of the Employer) shall be limited to the extent necessary to prevent the sum of Fractions A and B below, computed as of the end of the Plan Year, from exceeding 1.0. In the event the sum of the Fractions exceeds 1.0, a Participant’s benefit under the Huntington Bancshares Retirement Plan (or any other defined benefit plan of the Employer) will be reduced to the extent necessary to prevent the sum of the Fractions from exceeding 1.0.
Fraction A	Projected annual benefit from Retirement Plan over the lesser of:
(a) the maximum dollar limit for such year times 1.25; or
(b) the percentage of total Compensation limit for such year times 1.4.
Fraction B	Sum of all Annual Additions for Participant under this Plan over the sum for all years of an Employee’s service of the lesser for each such year:
(a) the maximum dollar limit for each such year times 1.25; or
(b) the amount determined under the percentage of total Compensation limit for such year times 1.4.
“Compensation,” solely for purposes of this Section 4.03 shall mean Compensation as defined in Section 2.15.
     4.04 Return of Contributions.
All contributions made by the Employer are made for the exclusive benefit of the Participants and their beneficiaries. Notwithstanding the foregoing, amounts contributed to the Trust by the Employer pursuant to this Article IV shall be returned to the Employer under the circumstances and subject to the limitations set forth herein:
(a) Disallowance of Deduction. To the extent that a Federal income tax deduction is disallowed for any contribution made by the Employer, the Trustee shall refund to the Employer the amount of such contribution disallowed within one (1) year of the date of such disallowance upon presentation of evidence of disallowance.
(b) Mistake of Fact. Any contribution made by the Employer because of a mistake shall be returned to the Employer within one (1) year of the contribution.

ARTICLE V
Participant Contributions
     5.01 Employee After-Tax Contributions.
Employee After-Tax Contributions to the Plan are not permitted effective April 1, 1998. An Employee After-Tax Contribution Account, however, will be maintained for Employee After-Tax Contributions (matched and non-matched) made to the Plan prior to April 1, 1998.
     5.02 Elective Deferral Contributions.
(a) Amount. Each Participant may, but shall not be required to, authorize the Employer to deduct and withhold from such Participant’s Compensation an amount, in any integral percentage, not to exceed fifteen (15) percent (15%) of such Employee’s Compensation and to contribute such amount to the Trust Fund on a before-tax basis, subject to the limitation of Section 5.03. Such Elective Deferral Contribution shall be held in the Participant’s Elective Deferral Account and shall be fully vested and non-forfeitable at all times.
In no event, however, will a Participant be permitted to make a contribution for any year to the extent that the portion of his contribution which counts (for ceiling purposes) as an Annual Addition to all of his accounts in all individual account plans with the Employer, when added to the Employer contributions, Matching Contributions, and forfeitures credited to his Account, causes the Annual Additions to his Account to exceed the Maximum Permissible Amount.
(b) Deposits. Amounts withheld shall be contributed to the Trustee within a reasonable period of time after the amount was withheld.
(c) Contribution Agreement. An initial Contribution Agreement shall be effective as soon as practicable after the date the Employee is first eligible to participate.
(i) A Contribution Agreement may be modified at any time during each calendar month, provided that modifications received by the Administrator on or before the last day of each calendar month shall be effective on the first day of the month next following the date the modification is filed. Where the Administrator has received more than one such modification, the modification received last will be the one followed by the Administrator.
(ii) A Participant may suspend his contributions to the Plan at any time. A Participant who has suspended his Elective Contributions shall be entitled to recommence his Elective Contributions as of the first day of any subsequent month and in accordance with subparagraph (i) above. A Participant who wishes to suspend his Elective Contributions must make an election of such suspension with the Committee prior to the first pay period with respect to which such suspension is to be effective.

(iii) The Employer may amend or terminate any Contribution Agreement on written notice to the Participant.
(d) Tax Treatment. In accordance with Section 401(k) of the Code, all amounts withheld from a Participant’s Compensation and contributed to such Participant’s Elective Deferral Account shall not be included in the gross income of the Participant for Federal income tax purposes and shall be deemed for tax purposes to be an Employer contribution to the Plan.
     5.03 Annual Elective Deferral Limitation.
In no event may the sum of the Employee Elective Deferrals withheld under the Contribution Agreement plus any supplemental withholding on behalf of any Participant to the Plan (or to any other plan maintained by the Employer) exceed the dollar limitation contained in Section 402(g) of the Code (“Section 402(g) Limit”) for any taxable year of the Participant. If the Employer determines that the Elective Deferrals of any Employee for a calendar year would exceed the Section 402(g) Limit for the calendar year, the Employer shall not make any additional Elective Deferrals with respect to that Employee for the remainder of such calendar year, shall pay in cash to the Employee any amounts which would cause the Elective Deferrals to exceed the Section 402(g) Limit, and the Trustee shall distribute the amount in excess of the Section 402(g) Limit (the “Excess Elective Deferrals”), as adjusted for allocable income or loss, no later than April 15 of the following year. The Employer or the Trustee shall determine the amount of income or loss allocable to the Employee’s Excess Elective Deferrals. The Committee may use any reasonable method for computing the income allocable to Excess Elective Deferrals, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants Accounts, provided, however, that no income or loss attributable to such excess for the period from the end of the Plan Year to the date of return need be calculated for a distribution adjustment. If the Trustee distributes the Excess Elective Deferrals by the appropriate April 15, it may make the distribution irrespective of any other provision under this Plan or the Code.
If an Employee participates in another plan under which he makes elective deferrals pursuant to Section 401(k) of the Code, elective deferrals under a simplified employee pension, or salary reduction contributions to a tax sheltered annuity, irrespective of whether the Employee maintains the other plan, the Employee may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by providing the Employer a written claim for excess deferrals made for a calendar year. The eligible Employee must submit the claim no later than the March 1 following the close of the individual’s taxable year and the claim shall specify the amount of the Employee’s Elective Deferrals under this Plan which are excess deferrals. If the Employer receives a timely claim, it shall direct the Trustee to distribute to the Employee the excess deferral, as adjusted for allocable income or loss, which the Employee has assigned to this Plan in accordance with the distribution procedure described in the immediately preceding paragraph.

ARTICLE VI
Provisions Relating to the Nondiscrimination
Provisions of Code Sections 401(k) and 401(m)
     6.01 Section 401(k) Nondiscrimination Provisions.
(a) It is intended that the Plan be qualified under Sections 401(a) and 401(k) of the Code. In order to effect this purpose of the Plan, the Committee shall, from time to time, during each Plan Year compute the Actual Deferral Percentage, as defined in Section 2.04, for all eligible Employees who are in the HC Group and for all other eligible Employees in the NHC Group based upon contributions to the Plan for the Plan Year to date. Based upon such computations, the Committee shall determine whether the Plan can be expected to satisfy the nondiscrimination requirements set forth in Section 6.01(b) below. In the event that the Committee, in its sole discretion, determines that such contributions will not, or do not, satisfy such requirements, the Committee shall, in order to assure qualification of the Plan, take one or more of the following actions:
(i) Restriction on Elective Contributions. Refuse to accept on an equitable basis part or all of the Elective Contributions from Participants included in the HC Group for part or all of the remainder of the Plan Year. In taking such action, the Committee shall reduce the Elective Contributions of participants in the HC Group on an equitable basis in an amount necessary to satisfy the nondiscrimination requirements.
(ii) The Plan does not allow After Tax Contributions subsequent to March 31, 1998 and therefore this Part (ii) is only effective with respect to contributions made before April 1, 1998. The Committee also shall be authorized to refund or recharacterize as Employee After-Tax Contributions (to the extent allowed by law) Elective Contributions made by Participants in the HC Group in an amount which the Committee deems necessary to satisfy the nondiscrimination requirements. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Contributions. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee After-Tax Contributions made by that Employee, if any, would exceed any stated limit under the Plan on Employee After-Tax Contributions.
Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur not earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant’s tax year in which the Participant would have received them in cash.
(iii) Distribution. Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Contributions. If such excess amounts are distributed more than two and one-half (2-1/2) months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer maintaining the plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees.
(iv) Accounting. Excess Contributions shall be distributed from the Participant’s Elective Deferral Account and Qualified Employer Contribution Account (if applicable) in proportion to the Participant’s Elective Deferrals and Qualified Employer Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be treated as Annual Additions under the Plan.
(v) Determination of Income or Loss. Excess Contributions shall be adjusted for any income or loss up to the date of distribution; provided, however, that no income or loss attributable to such excess for the period form the end of the Plan Year to the date of return need be calculated for a distribution adjustment. The Plan will use a reasonable method for computing the income or loss applicable to Excess Contributions, provided that the method used will be consistent for all Participants and for all corrective distributions under the Plan for the Plan Year.
(vi) In lieu of distributing Excess Contributions as provided above, the Employer, in its discretion, may make Qualified Employer Contributions on behalf of the NHC Group that are sufficient to satisfy either of the Actual Deferral Percentage tests under Section 6.01(b) below. Allocations of Qualified employer Contributions to each Nonhighly Compensated Employee’s Account shall be made in the ratio in which each Nonhighly Compensated Employee’s Compensation bears to the total compensation of all Nonhighly Compensated Employees.
(b) Actual Deferral Percentage Test. The Actual Deferral Percentage for Participants who are Highly Compensated Employees for each Plan Year and the Actual Deferral Percentage for Participants who are Nonhighly Compensated Employees for the same Plan Year must satisfy one of the following tests:
(i) The Actual Deferral Percentage for the HC Group for the Plan Year does not exceed the Actual Deferral Percentage for the NCH Group for the same Plan Year multiplied by 1.25; or
(ii) The Actual Deferral Percentage for the HC Group for the Play Year does not exceed the Actual Deferral Percentage for the NHC Group for the same Plan Year multiplied by 2.0, provided that the Actual Deferral Percentage for the HC Group does not exceed the Actual Deferral Percentage for the NHC Group by more then two (2) percentage points.

(c) Special Definitions and Additional Requirements
(i) The term “Actual Deferral Percentage” or “ADP” shall mean a percentage which is calculated separately with respect to the HC Group and the NHC Group for each Play Year as set forth in Section 2.04.
The arithmetic average of all of the percentages determined under Section 2.04 for each Employee in the respective group shall be the Actual Deferral Percentage for the group.
When performing the “ADP” test the Committee must use a definition of compensation that satisfies Section 414(s) of the Code.
(ii) The term “Excess Contribution” shall have the meaning, set forth in Section 2.31.
(iii) The ADP for any Participant in the HC Group for the Plan Year who is eligible to have Elective Deferrals (and Qualified Employer Contributions treated as Elective Deferral Contributions for purposes of the ADP test) allocated to his accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Employer Contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.
(iv) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ADP of Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.
(v) The Employer elects to use current Plan Year data for the NHC Group and HC Group to satisfy the nondiscrimination requirements of Code Section 401(k).
(vi) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
     6.02 Section 401(m) Nondiscrimination Provisions.
(a) It is intended that the Plan be qualified under Section 401(a) and 401(m) of the Code. In order to effect this purpose of the Plan, the Committee shall from time to time during each Plan Year compute the Actual Contribution Percentage, as defined below, for all eligible Employees who are in the HC Group and for all other eligible Employees in the Nonhighly Group based upon contributions to the Plan for the Plan Year to date. Based on such computations, the Committee shall determine whether the Plan can be expected to satisfy the nondiscrimination requirements set forth in Section 6.02(b) below. In the event that the Committee, in its sole discretion, determines that such contributions will not, or do not, satisfy such requirement, the Committee shall, in order to assure qualification of the Plan take one or more of the following actions:
(i) Restriction on Matching Contributions. The Committee shall be authorized to reallocate or forfeit (to the extent allowed by law) Matching Contributions made on behalf of Participants in the HC Group in an amount which the Committee deems necessary to satisfy the nondiscrimination requirements.
(ii) Distributions. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, which relate to Excess Deferrals, Excess Contributions or Excess Aggregate Contributions shall be forfeited. Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer Contributions. Excess Aggregate Contributions are allocate to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Aggregate Contributions.
(iii) Determination of Income or Loss. Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of forfeiture; provided, however, that no income or loss attributable to such excess for the period from the end of the Plan Year to the date of forfeiture need be calculated. The Plan will use a reasonable method for computing the income or loss applicable to Excess Aggregate Contributions, provided that the method used will be consistent for all Participants and for all corrective distributions under the Plan for the Plan Year.
(iv) In lieu of distributing excess Matching Contributions as provided above, the Employer may make Qualified Employer Contributions on behalf of the NHC Group that are sufficient to satisfy either of the Actual Contribution Percentage tests under Section 6.02(b). For this part, Qualified Employer Contributions shall have the meaning as set forth in Section 2.52. Allocations of Qualified Employer Contributions to each Nonhighly Compensated Employee’s Account shall be made in the ratio in which each Nonhighly Compensated Employee’s Compensation bears to the total Compensation of all Nonhighly Compensated Employees.
(b) Actual Contribution Percentage. The Actual Contribution Percentage for Participants who are Highly Compensated Employees for each Plan Year and the Actual Contribution Percentage for Participants who are Nonhighly Compensated Employees for the same Plan Year must satisfy one of the following tests:
(i) The Actual Contribution Percentage for the HC Group for the Plan Year shall not exceed the Actual Contribution Percentage for the NHC Group for the same Plan year multiplied by 1.25; or
(ii) The Actual Contribution Percentage for the HC Group for the Plan year is not more than the lesser of the Actual Contribution Percentage for the NHC Group plus two percentage points, or the Actual Contribution Percentage for the NHC Group for the same Plan Year multiplied by 2.0.

Multiple Use. To prevent the multiple use of the alternative method described in the foregoing paragraph (ii) and Code Section 401(m)(9)(A), any Highly Compensated Employee eligible to make Elective Deferrals under this Plan or to make elective deferrals pursuant to any other plan maintained by the Employer or a related employer (within the meaning of sections 414(b), (c), (m), or (o) of the Code) or to receive matching Contributions under this Plan or to receive matching contributions under any plan maintained by the Employer or a related employer shall have his Actual Deferral Percentage or his Actual Contribution Percentage reduced pursuant to Regulation §1.401(m)-2, (proposed or final) Internal Revenue Code Notice 88-127 and Internal Revenue Procedure 89-65.
(c) Special Definitions and Additional Requirements. For purposes of the foregoing tests the following shall apply:
(i) The term “Actual Contribution Percentage” or “ACP” shall mean a percentage which is calculated separately with respect to the HC Group and the NHC Group for each Plan Year as set forth in Section 2.18.
The arithmetic average of all of the percentages determined under Section 2.18 for each Employee in the respective group shall be the Actual Contribution Percentage for the group.
When performing the “ACP” test the Committee must use a definition of compensation that satisfies Section 414(s) of the Code.
(ii) The term “Excess Aggregate Contributions” shall have the meaning set forth in Section 2.30.
(iii) For purposes of this section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan.
(iv) In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.
(v) The Employer elects to use current Plan Year data for the NHC Group and the HC Group to satisfy the nondiscrimination requirement of Code Section 401(m).
(vi) The determination and treatment of the ACP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     6.03 Alternative Method of Meeting Nondiscrimination Requirements. Effective January 1, 1999, the Plan will fulfill the nondiscrimination requirements of Code Sections 401(k) and (m) by satisfying the safe harbor requirements of Code Section 401(k)(12). Effective January 1, 1999, the provisions of this Article VI inconsistent with safe harbor compliance pursuant to Code Section 401(k)(12) are suspended. The Committee shall arrange for notice to Employees and take such action as it considers appropriate to implement Section 401(k)(12). In addition, amounts allocated to Participants Matching Contribution Account for periods after April 1, 1998, will be subject to the same withdrawal limitations as apply to Participants Elective Deferral Accounts (Code Section 401(k)(2)(B)).

ARTICLE VII
Participant Accounts
     7.01 Accounts.
The Administrator will establish and maintain (or cause the Trustee to establish and maintain) for each Participant, such Accounts as are necessary to carry out the purposes of this Plan.
     7.02 Valuation of Trust Fund.
The Trustee, as of the Valuation Date, shall determine the net worth of the assets of the Trust Fund, and shall report such values to the Administrator in writing. In determining such net worth, the Trustee shall value the assets of the Trust Fund at their fair market values as of such Valuation Date, and shall adjust the net worth of the assets for accrued expenses that are the Plan’s responsibility.
     7.03 Adjustment of Accounts.
As of each Valuation Date, each Account will be adjusted to reflect the fair market value of the assets allocated to the Account. In so doing,
(a) each Account balance will be increased by the amount of contributions, income and gain allocable to such Account since the prior Valuation Date; and
(b) each Account balance will be decreased by the amount of distributions from the Account and expenses and losses allocable to the Account since the prior Valuation Date.
     7.04 Participant Investment of Accounts.
(a) ERISA Section 404(c).
Subject to the effective dates set forth in this Section 7.04, all Accounts under the Plan shall be invested in one or more investment options made available from time to time by the Committee for this purpose. Among the options shall be the Company Stock Fund described at Section 11.05. The Plan is intended to be an “ERISA §404(c) plan” within the meaning of regulations issued pursuant to such section. Participants shall have the opportunity to give investment instructions to the Administrator (with an opportunity to obtain written confirmation of such instructions) as to the investment of contributions made on his or her behalf among the investment options. The Administrator shall be obligated to comply with such instructions except as otherwise provided in the ERISA §404(c) regulations. The Administrator shall prescribe the form and manner in which such directions shall be made, as well as the frequency with which such directions may be made or changes, and the dates as of which they shall be effective, in a manner consistent with the foregoing. In addition, the Administrator may establish procedures to implement investment direction by Participants and compliance with ERISA §404(c). The Administrator shall be the fiduciary identified to furnish the information contemplated by ERISA §404(c), but may designate on its behalf another person or entity to provide such information or to perform any of the obligations of the Administrator under this Section 7.04. Notwithstanding the above, a Participant’s right to direct the investment of his Account may be suspended during administratively reasonable periods as determined by the Committee.
Notwithstanding the above, the first sentence of this Section 7.04 is amended in its entirety to read as follows effective January 17, 2001: Subject to the effective dates set forth in this Section 7.04, all Accounts under the Plan shall be invested in one or more investment options made available from time to time by the Committee or the Company for this purposes.
Notwithstanding the above paragraph, effective April 19, 2001, the first sentence of this Section 7.04 is amended to read as follows: All Accounts under the Plan shall be invested in one or more investment options made available from time to time by the Company for this purpose.
(b) Administration.
Participants may give the Administrator investment instructions from time to time on a daily basis (effective on days that the New York Stock Exchange is open). Instructions shall be carried out as soon as administratively feasible. Instructions may be made by direct written or telephonic communication between the Participant and the Administrator or between the Administrator and persons designated by the Administrator. Allocations among investment options must be expressed in multiples of ten percent (10%).
If a Participant fails to direct the investment of this Account, or a portion thereof, the Trustee, shall have the right to direct the investment of the Account, or portion thereof, until such time as the Participant elects to direct the investment of his Account, or portion thereof.
Reasonable charges and fees (including fees described at Section 11.12) which are related to an individual Participant’s investment activities, may be charged to the Participant’s Account. The Administrator shall determined the manner in which fees are allocated and paid.
(c) Effective Dates.
This Section 7.04 shall be effective April 1, 1998 with respect to amounts contributed to the Plan as Elective Deferrals and Matching Contributions for periods beginning April 2, 1998.
Effective April 1, 1998 Participant Accounts (other than amounts contributed beginning April 2, 1998) will be divided into ten equal parts. One part will become available for Participant direction April 1, 1998, thereafter an additional part shall become available for Participant direction on the first day of May through December 1998 and January 1, 1999. This phase-in is cumulative and Participant investment elections shall apply to all parts available for Participant direction.

ARTICLE VIII
Vesting
     8.01 Fully Vested Accounts.
A Participant’s interest in his total Account shall be fully vested and nonforfeitable at all times.

ARTICLE IX
Payment of Benefits
     9.01 When Payable.
A Participant’s entire vested Account shall be distributed to him, or in the event of his death to his beneficiary, upon the first to occur of his termination of employment by reason of his separation from service, death, Disability or retirement at or after attaining Normal Retirement Age. Effective January 1, 1998, in the event the value of the Participant’s account exceeds $5,000 (or at the time of any prior distributions exceeded $5,000) no such distribution shall be made prior to a Participant’s death or attainment of age 65, without the Participant’s consent. For distributions made after March 22, 1999, the Company is not required to look back to determine if the Account balance ever exceeded $5,000.
A Participant’s Account shall be payable to an alternate payee at such times as may be specified in a Qualified Domestic Relations Order as both of such terms are defined in Section 414 of the Code.
In no event may any distribution of a Participant’s Elective Deferral Account or Qualified Employer Contribution Account or Matching Contribution Account be distributed to such Participant before his death, retirement, disability, termination of employment, (separation from service) or attainment of age 59 1/2 except as provided in Sections 9.05, 9.06 and 9.10 hereof.
All distributions required under this Article, if any, shall be determined and made in accordance with Section 401(a)(9).
     9.02 Manner of Payment.
(a) The Participant’s Accounts shall be payable in one lump sum payment in cash unless Participant’s Accounts are invested in the Company Stock Fund. Payments from the Company Stock Fund shall be made pursuant to paragraph (b) of this Article.
(b) Unless a Participant or his beneficiary (as applicable) elects otherwise, distributions from the Company Stock Fund will be made in cash equal to the value of a Participant’s Account attributable to shares of Common Stock, or a fractional interest in Stock Rights. Notwithstanding the above, a Participant or his beneficiary may elect distributions from the Company Stock Fund in whole shares of Common Stock or Stock Rights attributed to the Participant’s Account.
     9.03 Determination of Amount.
For purposes of this Article IX, the value of the Participant’s Accounts shall be determined as set forth below:

The value of distributions or withdrawals made pursuant to requests received by the Administrator between the first day of any month and the 15th day of any month shall be determined on the Valuation Date occurring as soon as administratively practicable following the date on which the request is received. The value of distributions or withdrawals made pursuant to requests received by the Administrator between the 16th day of any month and the last day of any month shall be determined on the Valuation Date occurring as soon as administratively practicable following the date on which the request was received.
     9.04 Time of Payment.
Any distribution provided under Section 9.01 shall be made as soon as administratively reasonable after the earlier of the Participant’s termination of employment (or the filing of a written consent to such distribution, if applicable), death, Disability or retirement at or after attaining Normal Retirement Age.
Notwithstanding the above, unless the Participant or Spouse elects otherwise, distribution of benefits will begin no later than the sixtieth (60th) day after the latest of the close of the Plan Year in which:
(1) the Participant attains age 65 (or Normal Retirement Age, if earlier);
(2) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or
(3) the Participant terminates service with the Employer.
If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:
(1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option) and,
(2) the Participant, after receiving the notice, affirmatively elects a distribution.
If Code Sections 401(a)(11) and 417 apply (as a result of plan mergers), a distribution may commence less than 30 days after the notice required under Section 417 of the Code if the Plan complies with the special notice provisions of regulations issued under Section 417 of the Code.
     9.05 Hardship Distributions.
Distribution of Elective Deferrals may be made to a Participant in the event of hardship. The Committee, in its sole discretion may also distribute from the Matching Contribution Account, matching contributions (but not earnings thereon) made on or after April 1, 1998, in the event a Participant requests such a distribution on account of hardship. For the purposes of this section, hardship is defined as an “immediate and heavy” financial need of the Employee where such distribution is “necessary” because the Employee lacks other available resources. The portion of the Matching Contribution Account available for distribution as a hardship is Matching Contributions allocated to a Participant’s Matching Contribution Account with respect to periods after April 1, 1998. Earnings credited to a Participant’s Matching Contribution Account are not available for hardship distribution. The Committee’s decision to permit a hardship distribution shall be applied to all Participants in a uniform nondiscriminatory basis.
Hardship shall be determined based on the following rules:
(a) The following are the only financial needs considered “immediate and heavy:” deductible medical expenses (within the meaning of Section 213(d) of the Code) of the Employee, the Employee’s Spouse, children, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition for the next twelve (12) months of post-secondary education for the Employee, the Employee’s Spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee’s principal residence.
(b) A distribution will be considered as “necessary” to satisfy an immediate and heavy financial need of the Employee only if:
(i) The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;
(ii) All plans maintained by the Employer provide that the Employee’s Elective Deferrals will be suspended for twelve (12) months after the hardship distribution is processed and distributed from the Plan;
(iii) The distribution is not in excess of the amount of an immediate and heavy financial need including the amount needed to pay taxes and penalties thereon, if requested; and
(iv) The distribution amount may include any amounts necessary to pay federal, state or local taxes or penalties reasonably anticipated to result from the distribution.
(v) In making a determination as to whether a distribution is necessary to satisfy a financial need, the Committee may reasonably rely upon the representation of a Participant that the need cannot be relieved (a) through reimbursement or compensation by insurance or otherwise; (b) by reasonable liquidation of personal assets, to the extent such action does not give rise to a financial hardship; (c) by cessation of Elective Deferrals under the Plan; and (d) by other available distributions, withdrawals or loans from plans maintained by the Employer or from other commercial entities on reasonable commercial terms. Among other things, funds to meet all or a portion of such needs shall be deemed to be available in the event a Participant may request a distribution from his other Accounts in the Plan pursuant to Section 9.06.

(c) A hardship distribution under this Section shall be withdrawn from the Participant’s Accounts in the following order: from the Matching Contribution Account as allocated to the Participant for periods after April 1, 1998 and then from the Elective Deferral Account.
Further, the Administrator may make a hardship distribution of an amount allocated to the Participant’s Matching Contribution Account only to the extent that the amount represents contributions allocated to the Account for more than twenty-four months immediately preceding the year of the distribution.
(d) Withdrawals made pursuant to this Section 9.05 will be made according to the policies and rules prescribed by the Committee with respect to self directed Accounts. Any distributions provided for under this Section 9.05 shall be made as soon as administratively reasonable.
     9.06 In-Service Distributions.
(a) At the election of the Participant or a former Participant, the Administrator, may distribute up to one hundred percent (100%) of the Participant’s Employee After-Tax Contribution Account.
(b) At the election of the Participant, the Administrator may distribute an amount then credited to the Participant’s Matching Contribution Account, minus the amount represented by Matching Contributions made in the twenty-four months immediately preceding the year of the distribution. Provided, however, all amounts allocated to the Participant’s Matching Contribution Account for periods after April 1, 1998, will not be subject to the distribution provisions of this Section.
(c) In the event that the Administrator makes a distribution as described above in subsection (a) or (b), the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this section shall be made in a manner consistent with this Article IX, including, but not limited to, all notice and consent requirements of Sections 411(a)(11) and 417 of the Code and the Regulations thereunder, if applicable.
(d) Withdrawals made pursuant to this Section 9.06 will be made according to the policies and rules proscribed by the Committee with respect to self-directed Accounts.
(e) A Participant, by giving prior written notice to the Committee, may withdraw all or any part of his Rollover Account attributable to rollover contributions. The Trustee in accordance with the direction of the Committee, will distribute that part of the Participant’s Rollover Account attributable to rollover contributions in accordance with the request of the Participant.
Effective April 1, 1998, Section 9.06 as set forth above is amended in its entirety to read as set forth below:
(a) At the election of the Participant or a former Participant, the Administrator may distribute up to one hundred percent (100%) to the Participant’s Employee After-Tax Contribution Account.

(b) At the election of the Participant, the Administrator may distribute an amount then credited to the Participant’s Matching Contribution Account, minus the amount represented by Matching Contributions made in the twenty-four months immediately preceding the year of the distribution. Provided, however, all amounts allocated to the Participant’s Matching Contribution Account for periods after April 1, 1998, will not be subject to the distribution provisions of this Section.
(c) In the event a Participant has attained the age of 59 1/2, the Participant has a continuing election to receive all or any portion of his Account in the Plan.
(d) In the event that the Administrator makes a distribution as described above in subsection (a), (b) or (c), the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this section shall be made in a manner consistent with this Article IX, including, but not limited to, all notice and consent requirements of Sections 411(a)(11) and 417 of the Code and the Regulations thereunder, if applicable.
(e) Withdrawals made pursuant to this Section 9.06 will be made according to the policies and rules proscribed by the Committee with respect to self-directed Accounts.
(f) A Participant, by giving prior written notice to the Committee, may withdraw all or any part of his Rollover Account attributable to rollover contributions. The Trustee, in accordance with the direction of the Committee, will distribute that part of the Participant’s Rollover Account attributable to rollover contributions in accordance with the request of the Participant.
(g) Any distributions provided for under this Section 9.06 shall be made as soon as administratively reasonable.
(f) Any distributions provided for under this Section 9.06 shall be made as soon as administratively reasonable.
     9.07 Beneficiary Designation.
Upon the death of a Participant, his Account shall be paid to the beneficiary or beneficiaries designated by him. The designated beneficiary of a married Participant automatically shall be his spouse unless such spouse consents to the designation of another beneficiary or the Participant establishes to the satisfaction of the Committee that he has no spouse or that his spouse cannot be located. Spousal consent shall be given in writing, shall be witnessed by a Plan representative or a notary public, and shall be filed with the Committee. If there is no designated beneficiary surviving at a Participant’s death, payment of the Participant’s account shall be made to his estate. A Participant may designate a new beneficiary or beneficiaries at any time by filing with the Committee a written request for such change on a form prescribed by it. Neither the Trustee, the Committee nor the Employer shall be liable by reason of any payment of the Participant’s Account made before receipt of such form designating a new beneficiary or beneficiaries.
     9.08 Mandatory Distributions.
Effective January 1, 1997, notwithstanding any other provision of this Article, the Required Beginning Date for a Participant who is a five percent (5%) owner as described in Section 416(i) of the Code is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 . The entire interest of a 5% owner Participant shall be distributed to him not later than the Required Beginning Date as described above.
A Participant who is not a five percent (5%) owner may select one of the following options:
(a) The Required Beginning Date is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, or
(b) the Required Beginning Date is April 1 of the calendar year following the calendar year in which the Participant retires.
The election described in the preceding paragraph will be offered to any Participant attaining age 70 1/2 in years after 1995 by April 1 of the calendar year following the year in which the Participant attained age 70 1/2, (or by December 31, 1997 in the case of a Participant attaining age 70 1/2 in 1996). If no such election is made the Participant will begin receiving distributions by the April 1 of the calendar year following the year in which the Participant attained age 70 1/2 (or by December 31, 1997 in the case of a participant attaining age 70 1/2 in 1996).
Any Participant attaining age 70 1/2 in years prior to 1997 may elect to stop distributions and recommence by the April 1 of the calendar year following the year in which the Participant retires. There is no new Annuity Starting Date upon recommencement.
     9.09 Notice of Rollover Treatment.
When a distribution is made to a Participant or beneficiary, such Participant or beneficiary shall be furnished with written information that includes a general description of the tax treatment available for such distribution if the distribution qualifies for either rollover treatment or taxation as a lump sum distribution under Section 402(e) of the Code.

     9.10 Other Distributable Amounts.
A Participant’s Elective Deferral Account, Qualified Employer Contribution Account or amount allocated to a Participant’s Matching Contribution Account for the period on or after April 1, 1998, may be distributed upon the occurrence of any of the following events:
(a) Termination of the Plan without the establishment of another defined contribution plan other than an employee stock ownership plan (as defined in Code Section 4975(e)(7)), simplified employee pension plan (as defined in Code Section 408(k) or a SIMPLE IRA Plan (as defined in Code Section 408(p).
(b) The disposition by the Employer to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of the Employer if the Employer continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.
(c) The disposition by the Employer to an unrelated entity of the Employer’s interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if the Employer continues to maintain this Plan, but only with respect to Employees who continue Employment with such subsidiary.

ARTICLE X
Named Fiduciary Powers and Responsibilities
     10.01 Allocation of Responsibility.
The Named Fiduciary shall have only those specific powers, duties, responsibilities, and obligations as are specifically given it under the Plan.
(a) The Company shall have the sole responsibility for making the contributions provided for hereunder and shall have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan’s “funding policy and method;” to amend or terminate, in whole or in-part, the Plan; and, effective April 19, 2001, to select the investment options available under the Plan.
(b) The Administrator shall have the responsibility for the administration of the Plan, which responsibility is specifically described in the Plan including the responsibility to construe any question of Plan interpretation, subject to the provisions of Section 10.02.
(c) The Trustee shall have the sole responsibility of management of the assets held under the Trust, all as specifically provided in the Plan and subject to Participant direction of investment in Section 7.04.
     10.02 Discretionary Authority.
In accordance with Section 503 of Title I of ERISA, the Named Fiduciary under the Plan has complete authority to make final determinations regarding eligibility and to review all denied claims for benefits under the Plan. In exercising its fiduciary responsibilities, the Named Fiduciary shall have absolute discretionary authority to determine whether and to what extent participants and beneficiaries are eligible to participate or are entitled to benefits, and to construe disputed or doubtful Plan terms. The Named Fiduciary shall be deemed to have properly exercised such authority unless it has abused its discretion hereunder by acting arbitrarily and capriciously. Unless specifically reserved by the Named Fiduciary, the Committee shall, as agent for the Named Fiduciary, exercise the discretionary authority granted by this paragraph.

ARTICLE XI
Trustee Powers and Responsibilities
     11.01 Basic Responsibilities.
The Trustee shall have the following categories of responsibilities:
(a) Consistent with the “funding policy and method” determined by the Company, to invest, manage, and control the Plan assets.
(b) At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their beneficiaries;
(c) To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Fiscal Year a written annual report pursuant to Section 11.10.
     11.02 Investment Powers and Duties.
Subject to Participant direction of investments as set forth in Section 7.04, the Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, bonds and mortgages, mutual funds, common trust funds including common trust funds and collective funds of the Trustee and/or any of its affiliates or other fiduciary and/or any of its affiliates, collective investment funds, and group annuity or deposit administration contracts and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or ERISA so that at all times the Plan may qualify as a qualified 401(k) profit sharing plan and trust.
By way of illustration but not limitation, the Trustee may invest the funds of the Trust in such securities and properties as it may determine and shall not be restricted by any applicable laws prescribing forms of property which may be held or acquired by a Trustee.
The Trustee may purchase Qualifying Employer Securities or Qualifying Employer Real Property from the Employer or from any other source. All such purchases must be made at fair market values.

     11.03 Direct Rollover of Eligible Rollover Distributions.
Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
Definitions.
Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) and hardship distributions made after December 31, 1998 as described in Code Section 401(k)(E)(B)(I)(IV).
Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.
Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
     11.04 Trustee to Trustee Transfers.
The Administrator may accept and receive assets in the form of cash or property transferred directly to the Plan by a trustee of another employee benefit plan qualified under Sections 401(a), 403(b) and 401(d) of the Code. The Administrator shall determine whether a proposed transfer to the Plan meets with the above requirements. Amounts so transferred to the Plan shall be credited to a Rollover Account which shall be fully vested and nonforfeitable at all times.
The Trustee shall accept and receive assets only with respect to Employees, including Employees who have not met the eligibility requirements of Section 3.01.

Provided, however, the Administrator shall not accept assets from the trustee of another employee benefit plan which is required to provide benefits in the form of a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity pursuant to Section 401(a)(11) of the Code.
The Administrator may direct the Trustee to transfer the vested balance of a Participant’s Account directly to a trustee of another employee benefit plan qualified under Section 401(a) of the Code or an IRA qualified under Section 408 of the Code.
     11.05 Company Stock Fund.
(a) The Trustee shall maintain as an investment option a Company Stock Fund. This fund shall be primarily invested in Common Stock of Huntington Bancshares Incorporated. Cash dividends received on Common Stock shall also be invested by the Trustee in Common Stock.
(b) In the event Huntington Bancshares Incorporated or any Participant is, or will be, prohibited from trading in Common Stock under applicable state or federal security laws, the Trustee, at the direction of the Administrator, may (i) keep amounts contributed to the Plan and cash dividends in the form of cash under the same terms as set forth in Section 11.05(d), or (ii) appoint an independent agent for the Plan to purchase shares of Common Stock on behalf of the Plan during such periods, to the extent permitted under applicable state or federal laws.
Notwithstanding the above Sections 11.05(a) and (b), effective December 13, 2000, (a) and (b) above are amended in their entirety as follows:
(a) The Trustee shall maintain, as an investment option, a Company Stock fund. Cash dividends received on Common Stock shall be distributed pursuant to Section 17.04.
(b) In the event Huntington Bancshares Incorporated or any Participant is, or will be prohibited from trading in Common Stock under applicable state or federal security laws, the Trustee, at the direction of the Administrator, may (i) keep amounts contributed to the Plan in the form of cash under the same terms as set forth in Section 11.05(d), or (ii) appoint an independent agent for the Plan to purchase shares of Common Stock on behalf of the Plan during such periods, to the extent permitted under applicable state or federal laws.
(c) The assets of the Common Stock Fund shall be held by the Trustee in the name of the Trust in a commingled fund. The Trustee shall implement a unit system of accounting and may report Participants’ interests in the fund in units. Stock Rights, if any, and any Common Stock received with respect to Common Stock, shall be allocated to the Accounts of Participants in proportion to the shares of Common Stock allocated to each Account.

(d) Notwithstanding the foregoing provisions of this Section 11.05, the Trustee may, in its sole discretion, maintain in cash from the contributions by and for the Participants such amount as it deems necessary for the operation and administration of the Trust, to provide for payment of fractional shares of Participants, to provide for distributions, and such other purposes as may be necessary or appropriate.
(e) Participants shall have the right to instruct the Trustee as to how shares of Common Stock attributed to their Accounts shall be voted. The Committee shall establish procedures to be followed by the Trustee implementing the voting rights of the Participants, including informing them of the issues to be voted upon and the manner in which their instructions shall be communicated to the Trustee. In the absence of Participant direction, the Trustee shall vote shares of Common Stock as directed by the Committee.
Effective April 19, 2001, notwithstanding the above paragraph, Participants have the right to instruct the Trustee as to how shares of Common Stock attributed to their Accounts shall be voted. The Administrator shall establish procedures to be followed by the Trustee implementing the voting rights of the Participants, including informing them of the issues to be voted upon and the manner in which their instructions shall be communicated to the Trustee. In the absence of Participant direction, the Trustee shall vote shares of Common Stock as directed by the Committee.
(f) The Administrator shall establish procedures designed to safeguard the confidentiality of information relating to the purchase, holding and sale of Company Stock and the exercise of voting tender and similar rights by Participants and beneficiaries. The Committee is designated as the fiduciary responsible for insuring that the confidentiality procedures required by ERISA §404(c) are sufficient. If the Committee determines that there exists a potential for undue Employer influence upon Participants and beneficiaries with regard to the direct or indirect exercise of shareholder rights the Committee shall appoint an independent fiduciary to carry out activities necessary to avoid such potential undue influence.
Effective April 19, 2001, the Administrator and the Trustee shall establish procedures designed to safeguard the confidentiality of information relating to the purchase, holding and sale of Company Stock and the exercise of voting tender and similar rights by Participants and beneficiaries. The Trustee is designated as the fiduciary responsible for insuring that the confidentiality procedures required by ERISA §404(c) are sufficient. If the Trustee determines that there exists a potential for undue Employer influence upon Participants and beneficiaries with regard to the direct or indirect exercise of shareholder rights the Trustee shall appoint an independent fiduciary to carry out activities necessary to avoid such potential undue influence.
     11.06 Tender Offers.
The following provisions shall apply in the event any tender or exchange offer (an “Offer”) is made for the Common Stock:
(a) As soon as practical after the commencement of an Offer for shares of Common Stock, the Committee shall use its best efforts to timely distribute, or cause to be distributed, to each

Participant such information as is distributed to shareholders of Huntington Bancshares Incorporated in connection with such Offer. The Committee shall provide each Participant with forms which the Participant may use to instruct the Trustee whether or not to tender shares of Common Stock allocated to his accounts, to the extent permitted under the terms of such Offer. The Trustee also shall provide each Participant with forms which the Participant may use to revoke any prior instruction at any time prior to the withdrawal deadline of the Offer.
(b) Each Participant shall have the right to instruct the Trustee as to the manner in which the Trustee is to respond to the Offer for any or all of the Common Stock allocated to his accounts. The Trustee shall follow the directions of each Participant, but the Trustee shall not tender shares of Common Stock for which no instructions are received. The number of shares with respect to which a Participant may provide instructions shall be the total amount of shares credited to his accounts as of the close of business on the day preceding the date on which the Offer is commenced, or such earlier date as shall be designated by the Committee.
(c) Any securities received by the Trustee as a result of a tender of shares of Common Stock shall be held, and any cash so received shall be invested in short-term investments, for the account of the Participant with respect to whom shares of Common Stock were tendered. The Trustee may, as it deems appropriate, elect to reinvest any securities received as a result of a tender of shares of Common Stock in short-term investments.
     11.07 Other Powers.
The Trustee, in addition to all powers and authorities under common law, statutory authority, including ERISA, and other provisions of the Plan, including but not limited to, the funding policy and method determined by the Company, and subject to the powers of the Administrator and any Participant shall have the following powers and authorities, to be exercised in the Trustee’s sole discretion:
(a) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and utilized;
(b) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;
(c) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

(d) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;
(e) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;
(f) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;
(g) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;
(h) To cause any securities or other property held a part of the Trust Fund to be registered in the Trustee’s own name or in the name of one or more of its nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;
(i) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee’s bank;
(j) To invest in Treasury Bills and other forms of United States government obligations;
(k) To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange.
(l) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;
(m) To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or an affiliated company of the Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests; and
(n) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.
     11.08 Duties Regarding Contributions and Payments.
At the direction of the Administrator or Committee, as applicable, the Trustee shall, from time to time, in accordance with the terms of the Plan: (a) accept contributions to Plan, including but not limited to, contributions by the Employer; the Trustee is not obligated to collect any contributions from the Employer or to see that such funds are deposited according to the provisions of the Plan or to see that the contributions received comply with the provisions of the Plan; and (b) make payments out of the Trust Fund.
     11.09 Trustee’s Compensation and Expenses and Taxes.
The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Company and the Trustee. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.
     11.10 Records and Reports. The Trustee shall keep accurate and detailed accounts of all investments receipts and disbursements and other transactions hereunder and all its accounts, books and records relating to the Trust shall be open to inspection and audit by any person designated by the Company at all reasonable times.
     11.11 Removal or Resignation of Trustee.
The Trustee may be removed at any time by Huntington Bancshares Incorporated upon sixty (60) days notice in writing to the Trustee. The Trustee may resign at any time upon ten (10) days notice in writing to Huntington Bancshares Incorporated. In the event of a vacancy in the office of Trustee, Huntington Bancshares Incorporated shall appoint a successor trustee or trustees who, upon acceptance of such appointment, shall have all the powers and duties of the predecessor trustee. The title to all funds and properties constituting the Trust Fund shall vest in those who shall from time to time be the successor trustee, or trustees hereunder.
     11.12 Plan Expenses and Taxes.
The Trustee is authorized and directed to pay from the Trust Fund all taxes, and all reasonable fees, expenses and charges connected with and incurred by it or by the Plan in the administration of the Trust which are not otherwise paid by the Company or an Employer. The Administrator shall advise the Trustee from time to time as to which such fees, expenses and charges shall be paid from the Trust.

ARTICLE XII
Administration
     12.01 Company Responsibility.
The Company shall be responsible for and shall control and manage the operation and administration of the Plan. It shall be the “Administrator” and “Named Fiduciary” for purposes of ERISA and shall be subject to service of process on behalf of the Plan. The Board of Directors of Huntington Bancshares Incorporated shall appoint a Committee consisting of not less than three members to be known as the Huntington Investment and Tax Savings Plan Administrative Committee (the “Committee”).
Any member of the Committee may resign by delivering his written resignation to Huntington Bancshares Incorporated, and such resignation shall become effective at delivery or at any later date specified therein. Any member of the Committee may be removed at any time by the Board of Directors of Huntington Bancshares Incorporated in the same manner. No member of the Committee shall receive any remuneration for his services in that capacity. If otherwise eligible, the fact that a Participant is a member of the Committee shall not preclude his participating in the Plan. No member of the Committee shall act or participate in any action of the Committee directly affecting his own Account under the Plan that is not of general application to all Participants.
     12.02 Powers and Duties of the Committee.
(a) The Committee shall operate and administer the Plan (unless the Plan specifically gives administrative functions to the Administrator or Named Fiduciary) and, in its sole discretion, resolve all questions of interpretation, administration and application arising under or in connection therewith including but not limited to, eligibility, vesting and distribution, except as may be reserved under the Plan to the Employer. The Committee may, from time to time, prescribe and amend regulations for such administration. Whenever directions, designations, applications, requests or other notices are to be given by a Participant under the Plan, they shall be on forms prescribed by the Committee and shall be filed in such manner as shall be specified by the Committee.
(b) The Committee shall have power (i) to change or waive any requirements of the Plan to conform with law or to meet special circumstances not anticipated or covered in the Plan; (ii) to appoint such committees with such powers as it shall determine, including an executive committee to exercise all powers of the Committee between meetings of the Committee; (iii) to determine the times and places for holding meetings of the Committee and the notice to be given of such meetings; (iv) to employ such agents and assistants, such counsel (who may be of counsel to the Employer) and such clerical and other services as the Committee may require in carrying out the provisions of the Plan; and (v) to authorize one or more of their number or any agent to execute or deliver any instrument on behalf of the Committee.

Effective April 19, 2001, notwithstanding Section (a) and (b) above, the powers and duties of the Committee are described below:
(a) Pursuant to authority given the Committee by the Plan or otherwise specifically delegated to the Committee by the Administrator, the Committee shall operate and administer the Plan (subject to administrative functions reserved or retained by the Administrator or Named Fiduciary) and, in its sole discretion, the Committee shall resolve all questions of interpretation, administration and application arising under or in connection therewith including but not limited to, eligibility, vesting and distribution, except as may be reserved under the Plan to the Employer. The Committee may, from time to time, prescribe and amend regulations for such administration. Whenever directions, designations, applications, requests or other notices are to be given by a Participant under the Plan, they shall be on forms prescribed by the Committee and shall be filed in such manner as shall be specified by the Committee.
(b) The Committee shall have power (i) to change or waive any requirements of the Plan to conform with law or to meet special circumstances not anticipated or covered in the Plan; (ii) to appoint such committees with such powers as it shall determine, including an executive committee to exercise all powers of the Committee between meetings of the Committee; (iii) to determine the times and places for holding meetings of the Committee and the notice to be given of such meetings; and (iv) to authorize one or more of their number or any agent to execute or deliver any instrument on behalf of the Committee.
(c) The Committee shall have the power to employ such agents and assistants, such counsel (who may be counsel to the Employer) and such clerical and other services as the Committee may require to carry out its duties. The Company reserves authority to employ service providers for the Plan.
     12.03 Organization and Operation of the Committee.
(a) The Committee shall act by a majority vote of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. The signature of a majority of the members will be sufficient to authorize Committee action. Routine administration of the Plan may be delegated by the Committee to any member or members thereof or to such agent or agents as it may select.
(b) The members of the Committee, the Administrator and the Company and its officers and directors shall be entitled to rely upon all valuations, certificates and reports furnished by the Trustee, upon all certificates and reports made by an accountant and upon all opinions given by any legal counsel selected or approved by the Committee, and the members of the Committee and the Employer and its officers and directors shall, except as otherwise provided by law, be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such valuations, certificates, reports, opinions or other advice of the Trustee or any such accountant or counsel.
Effective April 19, 2001, notwithstanding the above first paragraph of this Section 12.03(b), the members of the Committee the Administrator and the Company and its officers and directors shall be entitled to rely upon all valuations, certificates and reports furnished by the Trustee, upon all certificates and reports made by an accountant, upon all opinions given by any legal counsel selected or approved by the Committee, and upon all reports and information provided to the Committee by the service providers selected by the Company. Members of the Committee and the Employer and its officers and directors shall, except as otherwise provided by law, be fully protected in respect to any action taken or suffered by them in good faith in reliance upon any such valuations, certificates, reports, opinions or other advice of the Trustee or any such accountant, service providers or counsel.
     12.04 Statement of Participant’s Account.
The Trustee, the Committee or one or more of the Employers under delegation from the Trustee, shall mail or deliver to each Participant a statement setting forth the Account of such participant not less than once each Plan Year. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Trustee or the Committee within thirty (30) days after the mailing of such statement to the Participant.
     12.05 Delivery of Notices, Reports and Statements.
All notices, reports and statements given, made, delivered or transmitted to a Participant or beneficiary shall be deemed duly given, made, delivered or transmitted when either mailed, by such class as the sender may deem appropriate, with postage prepaid and addressed to the Participant or beneficiary at the address last appearing on the records of his Employer or actually delivered by the Employer to the Participant or beneficiary. All notices, directions or other communications given, made, delivered or transmitted by a Participant to the Committee shall not be deemed to have been duly given, made delivered, transmitted or received unless and until actually received by the Committee.
     12.06 Claims Procedure.
Claims for benefits under the Plan shall be filed, on forms supplied by the Committee, with its Secretary. Written notice of the disposition of a claim shall be furnished the claimant within thirty (30) days after the application therefor is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided.
     12.07 Claims Review Procedure.
Any Participant, former Participant, or beneficiary who has been denied a benefit, or feels aggrieved by any other action of the Committee, his Employer, or the Trustee, shall be entitled to request and receive from the Secretary of the Committee, a written notice of such action, together with a full and clear statement of the reasons for the action. If the claimant wishes further consideration of his position, he may make a written request for a hearing. The request shall state the claimant’s position and shall be filed with the Secretary no later than ninety (90) days after receipt of the written notification provided for above or in Section 12.04. The Committee shall schedule an opportunity for a full and fair hearing of the issue within the next thirty (30) days. Its decision following such hearing shall be made within thirty (30) days and shall be communicated in writing to the claimant. Under special circumstances, such determination may be delayed for an additional period not to exceed sixty (60) days, in which case the claimant shall be notified of the delay prior to the close of the initial sixty (60) day period. The Committee’s final decision shall set forth the reasons and the references to the Plan provisions on which it is based. The Committee shall have discretion in interpreting the terms of the Plan and in making claim determinations. Final determinations shall be made by the Committee and such determinations shall be conclusive and binding on all persons.
     12.08 No Contract of Employment.
Nothing in the Plan shall be deemed or construed to impair or affect in any manner whatsoever, the right of the Employers, in their discretion, to hire Employees and with or without cause, to discharge or terminate the service of Employees or Participants.
     12.09 Indemnification.
The Company shall indemnify any person who is or was a member of the Committee and any person who is or was an Employee of the Employer and who performs or performed services with respect to the Plan, against all liabilities and all reasonable expenses (including, without limitation, counsel fees and amounts paid in settlement other than to the Employer) incurred or paid in connection with any threatened or pending action, suit or proceeding to which he (or his executor, administrator or other legal representative) may be made a party, or in which he may otherwise be involved, by reason of the fact that he serves or has served as a member of the Committee or otherwise performs or has performed services with respect to the Plan; provided, however that (a) if such action, suit or proceeding shall be prosecuted against such person (or his executor, administrator or other legal representative) to final determination on the merits or otherwise, it shall be finally adjudged in such action, suit or proceeding that such person is liable for gross negligence or willful misconduct in the performance of his duty to the Employer or the Plan in relation to the matter or matter in respect of which indemnification is claimed, or (b) if such action, suit or proceeding shall be settled or otherwise terminated as against such person (or his executor, administer or other legal representative) without a final determination, it shall be determined that such person was not guilty of gross negligence or willful misconduct in the performance of his duty to the Employer or the Plan in relation to the matter or matters in respect of which indemnification is claimed, such determination to be made by a majority of the members of the Board of Directors of the Employer or by independent counsel to whom the question may be referred by the Board of Directors.

ARTICLE XIII
Amendment, Termination, and Mergers
     13.01 Amendment or Termination.
Huntington Bancshares Incorporated reserves the right at any time to amend or terminate this Plan and each Employer reserves the right to terminate its participation therein; provided that no such amendment or termination shall have the effect of giving any Employer any right or interest in, or of revoking or diminishing the rights and interest of any Employee in, the funds then held by the Trustee. In the event of complete or partial termination of the Plan, all accounts shall be fully vested. In the event of complete discontinuance of contributions or a suspension of contributions by the Employers for a period of five years without termination of the Plan, all active Participant Accounts attributable to contributions of such Employer shall be fully vested.
Authority to amend or terminate the Plan or to discontinue or suspend contributions rests with the Board of Directors of Huntington Bancshares Incorporated. The foregoing authority may be delegated to the Committee, to appropriate officers of Huntington Bancshares Incorporated, or to appropriate officers of a corporation which is a member of the Huntington Bancshares Incorporated controlled group of corporations. Any such action to amend, terminate, discontinue or suspend contributions shall be evidenced by a resolution of the Board of Huntington Bancshares Incorporated. Delegation of the foregoing authority shall also be evidenced by a resolution of the Board of Huntington Bancshares Incorporated. Authority to withdraw as a participating Employer rests with the Board of Directors of each participating Employer and shall be exercised and evidenced by a resolution of the Board of Directors of a withdrawing Employer.
An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant’s accrued benefit and may not reduce or eliminate Code Section 411(d)(6) protected benefits determined immediately prior to the effective date of the restatement or the effective date of any provision or amendment. An amendment reduces or eliminates protected benefits under Section 411(d)(6) of the Code if the amendment has the effect of either (i) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury Regulations), or (ii) except as provided by Treasury Regulations, eliminating an optional form of benefit.
No such amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee’s written consent. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee.
     13.02 Merger or Consolidation.
In the event of any merger or consolidation with, or transfer of assets or liability to any other plan, as defined in Section 3(3) of ERISA, the benefit which would be received by a Participant immediately after the merger, consolidation or transfer (if the Plan then terminated), equals the benefits the Participant was entitled to immediately prior to such merger, consolidation or transfer (if the Plan had then terminated).
Authority to merge, consolidate or transfer assets rest with the Board of Directors of Huntington Bancshares Incorporated and with the Board of Directors of the corporation (or its successor as plan sponsor) of the plan that is merging, consolidating or transferring assets to this Plan. The foregoing authority may be delegated to the Committee, appropriate officers of Huntington Bancshares Incorporated, a plan sponsor or such other individuals or entities as each Board may determine. Action to merge, consolidate or transfer shall be evidence by a resolution of the Board of Directors of Huntington Bancshares Incorporated and a resolution of the Sponsor of the merging plan. Any delegation of authority shall be evidenced by resolution of the delegating Board of Directors.
In order to carry a merger into effect, special provisions applicable only to account’s of the merging plan may be necessary. Special provisions may be set forth at Schedule A.

ARTICLE XIV
Top-Heavy Provisions
     14.01 Application of Article.
The provisions of this Article shall be effective for any Plan Year in which the Plan is determined to be Top Heavy.
     14.02 Definitions.
For purposes of this Article, the following words shall have the meanings stated after them unless otherwise specifically provided:
(a) “Key Employee” shall mean those Employees who are described in Section 416(i) of the Code and the regulations thereunder.
(b) “Non-Key Employee” shall mean those Employees who are not Key Employees.
(c) “Required Aggregation Group” shall mean (1) each qualified plan of the Employer in which at least one Key Employee participates, and (2) any other qualified plan of the Employer (including any plan that has been terminated within the five year period ending on the Determination Date) which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.
(d) “Permissive Aggregation Group” shall mean the Required Aggregation Group plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) or 410 of the Code.
(e) For purposes of this Article, annual Compensation means Compensation as defined at Section 2.16.
(f) “Determination Date” shall mean with respect to any Plan Year, the last day of the preceding Plan Year.
     14.03 Top Heavy Determination.
The Plan shall be considered a Top Heavy Plan for the Plan Year if, as of the Determination Date:
(a) The Top Heavy Ratio for this Plan exceeds sixty percent (60%) or
(b) The Plan is part of a Required Aggregation Group and the Top Heavy Ratio for such Group exceeds sixty percent (60%).

However, and notwithstanding (a) and (b) above, the Plan shall not be considered a Top Heavy Plan for any Plan Year in which the Plan is a part of a Required or Permissive Aggregation Group and the Top Heavy Ratio for such Group is sixty percent (60%) or less.
     14.04 Top Heavy Ratio.
(a) If this is the only plan maintained by the Employer or if only defined contribution plans are aggregated with this Plan in making the Top Heavy determination, the Top Heavy Ratio for this Plan or for the Required or Permissive Aggregation Group shall be a fraction, the numerator of which is the sum of the Accounts of all Key Employees as of the Determination Date (including any part of any Account distributed during the five-year period ending on the Determination Date), and the denominator of which is the sum of the Accounts of all Participants as of the Determination Date (including any part of any Account distributed during the five-year period ending on the Determination Date). Both the numerator and the denominator of the Top Heavy Ratio shall be adjusted to reflect any contribution which is required to be taken into account under Section 416 of the Code and the regulations thereunder.
(b) If the Employer maintains a defined benefit plan or plans that are aggregated with this Plan in making the Top Heavy Determination, the Top Heavy Ratio for the Required or Permissive Aggregation Group shall be a fraction, the numerator of which is the sum of Accounts under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (a) above, plus the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the Accounts under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, plus the present value of accrued benefits under the aggregated defined benefit plan or plans for all Participants as of the Determination Date. The accrued benefits under a defined benefit plan in both the numerator and the denominator of the Top Heavy Ratio shall be adjusted for any distribution of an accrued benefit made during the five-year period ending on the Determination Date. The present value of any accrued benefit shall be determined based on the actuarial assumptions contained in the aggregated defined benefit plan.
(c) For purposes of (a) and (b) above, the value of the Accounts and the present value of accrued benefits shall be calculated as of the Determination Date and the account balances and accrued benefits of any Participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not performed any service for any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date shall be disregarded. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account shall be made in accordance with Section 416 of the Code and the regulations thereunder. When aggregating plans, the value of the Accounts and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under either (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer or (ii) if there is no such method, as of such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

     14.05 Compensation.
If the provisions of this Article apply to Plan Years beginning prior to January 1, 1989, the term “compensation” shall be limited as described in Section 416(d) of the Code.
     14.06 Minimum Benefit.
If the provisions of this Article apply for any Plan Year, the contributions and forfeitures allocated to the Account of any Non-Key Employee who is employed by the Employer on the last day of the Plan Year shall equal at least three percent (3%) of the Compensation of such Non-Key Employee. However, in the event that the largest percentage of Compensation provided on behalf of any Key Employee for the Plan Year is less than three percent (3%) of such Key Employee’s Compensation, the minimum percentage of Compensation that must be provided for any Non-Key Employee for the Plan Year under this Section 14.06 is the largest percentage of Compensation provided on behalf of any Key Employee for that Plan Year. For purposes of this Section 14.06, the term Non-Key Employee includes any Employee otherwise eligible to participate in this Plan but who is not a Participant because of his failure to make elective deferrals under a Code Section 401(k) arrangement or because of his failure to make mandatory employee contributions. Neither Elective Deferral Contributions nor Matching Contributions may be taken into account for the purpose of determining the contributions allocated to the Account of any Non-Key Employee under this Section 14.06.
In determining if the percentage of Compensation provided on behalf of a Key Employee for a Plan Year is less than 3%, Elective Deferral Contributions made on behalf of Key Employees shall be taken into account in determining the minimum required contribution under Code Section 416(c)(2).
For any Plan Year in which the Plan is Top-Heavy, each Non-Key Participant will receive a minimum contribution if the Participant is employed on the last day of the Plan Year, regardless of the number of hours worked during the Plan Year and regardless of the Non-Key Participant’s level of Compensation. Further, for any Plan Year in which the Plan is top-heavy, each Non-Key Participant will receive a minimum contribution regardless of whether the Non-Key Participant has made mandatory contributions. Further, a Non-Key Participant will not forfeit his account balance attributable to required minimum contributions merely because the Non-Key Participant withdraws mandatory contributions.
This Article shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and such plan or plans provide that the minimum allocation or benefit requirement applicable to Top Heavy plans will be made.
     14.07 Limitation on Benefits and Contributions.
If the provisions of this Article apply for any Plan Year, the overall limitation on benefits and contributions contained in Section 4.03 of the Plan shall be computed by substituting 1.0 for 1.25 in the denominators of the fractions contained in that Section.

Effective for Limitation Years beginning on or after January 1, 2000, this Section 14.07 is deleted.

ARTICLE XV
Merger, Transfer and Special Accounts
     15.01 Rollover Contributions.
     Any Participant, with the Committee’s written consent and after filing with the Committee the forms prescribed by the Committee, may contribute cash or Common Stock, if the Common Stock was received as an Eligible Rollover Distribution from another qualified plan, to the Trust other than as a voluntary contribution if the contribution is an “Eligible Rollover Distribution” which the Code permits an employee to transfer either directly or indirectly from one qualified plan to another qualified plan or from a conduit individual retirement arrangement. Before accepting a rollover contribution, the Committee may require an Employee to furnish satisfactory evidence that the proposed transfer is in fact an Eligible Rollover Distribution which the Code permits an Employee to make to a qualified plan. A rollover contribution is not an Annual Addition for purposes of Article IV. In addition the Committee will refuse any proposed rollover contribution which in its judgment may jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer.
The Trustee will credit rollover contributions to a “Transfer/Rollover Account” for the benefit of the Employee. The Trustee shall invest the entire amounts transferred to Transfer/Rollover Accounts in Common Stock, however, effective June 1, 1998, a Participant may direct the investment of his Rollover Account. Rollover contributions shall be fully vested and nonforfeitable at all times.
An eligible Employee, prior to satisfying the Plan’s eligibility conditions, may make a rollover contribution to the Trust to the same extent and in the same manner as a Participant. If an Employee makes a rollover contribution to the Trust prior to satisfying the Plan’s eligibility conditions, the Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions, Matching Contributions or Participant forfeitures under the Plan or making Employee contributions or Elective Deferrals until he actually becomes a Participant in the Plan. If the Employee terminates his service prior to becoming a Participant, the Trustee will distribute his Rollover Account to him.
     15.02 Merger/Direct Transfer.
(a) The Trustee may not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving Plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code Section 401(a), including an elective transfer, and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.

In order to carry a merger into effect, special provisions applicable only to accounts of the merging plan may be necessary. Special provisions may be set forth at Schedule A.
The Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan’s eligibility conditions. If the Trustee accepts a direct transfer of plan assets, the Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions, or Participant forfeitures under the Plan or making Employee contributions until he actually becomes a Participant in the Plan.
(b) Elective transfers. The Trustee may not consent to, or be a party to a merger, consolidation or transfer of assets with a defined benefit plan. The Trustee will hold, administer and distribute transferred assets as a part of the Trust and the Trustee must maintain separate “Rollover Account(s)” for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets. A transfer is an elective transfer if: (1) the transfer satisfied the first paragraph of this Section 15.02; (2) the transfer is voluntary, under a fully informed election by the Participant; (3) the Participant has an alternative that retains his Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (4) the transfer satisfies the applicable spousal consent requirements of the Code; (5) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant’s transferred benefit is subject to those requirements; (6) the Participant has a right to immediate distribution from the transferor plan, in lieu of the elective transfer; (7) the transferred benefit is at least equal to the single sum distribution provided by the transferor plan for which the Participant is eligible; (8) the Participant has a one hundred percent (100%) nonforfeitable interest in the transferred benefit; and (9) the transfer otherwise satisfies applicable Treasury regulations.
(c) The Committee shall develop such procedures, and may require such information from Employees who have an interest transferred pursuant to the trustee-to-trustee transfer, as it deems necessary to assure that the proposed transfer will meet the requirements of this section and the requirements of any applicable tax or securities laws and regulations.
(d) Distribution restrictions under Code Section 401(k). If the plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and (10) continue to apply to those transferred elective contributions.

ARTICLE XVI
Miscellaneous
     16.01 Participant’s Rights.
This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.
     16.02 Alienation.
(a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.
(b) Nothing contained in this Plan prevents the Trustee, in accordance with the direction of the Committee or Employer, from complying with the provisions of a qualified domestic relations order (as defined in Code §414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code §414(p)) under the Plan. A distribution to an alternate payee prior to the Participant’s attainment of earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee’s benefits under the Plan exceeds $5,000, effective as of January 1, 1998, and the order requires, alternate payee consent to any distribution occurring prior to the Participant’s attainment of earliest retirement age. Nothing in this paragraph gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan.
The Committee must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Committee or the Employer promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Committee must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of its determination.

     16.03 Construction of Agreement.
This Plan and Trust shall be construed and enforced according to ERISA and the Code and the laws of the State of Ohio, and other than its laws respecting choice of law, to the extent not preempted by ERISA.
     16.04 Gender and Number.
Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.
     16.05 Prohibition Against Diversion of Funds.
Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their beneficiaries.
     16.06 Receipt and Release for Payments.
Any payment to any Participant, his legal representative, beneficiary, or to any guardian or committee appointed for such Participant or beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer and the Committee, either of whom may require such Participant, legal representative, beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or the Committee or the Employer.
     16.07 Uniformity.
All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.
     16.08 Severability.
If any provision of this Plan shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect.
     16.09 Spendthrift Clause.
The right of any Participant or beneficiary to any benefit or to any payment hereunder or to any separate account shall not be subject to alienation or assignment. If any Participant shall, except as hereby permitted, attempt to assign, transfer or dispose of such right, or should such right be subjected to attachment, execution, garnishment, sequestration or other legal, equitable or other process, it shall ipso facto pass to such one or more persons as may be appointed by the Administrator from among the beneficiaries, if any, therefore designated by such Participant and the Spouse and blood relatives of the Participant. However, the Administrator, in his sole discretion, may reappoint the Participant to receive any payment thereafter becoming due either in whole or in part. Any appointment made by the Administrator hereunder may be revoked by the Administrator at any time, and further appointment made by him.
All provisions in this instrument for the vesting and payment of any sum or interest are subject to the provisions that such sum and interest shall not be anticipated, alienated or in any other manner assigned by the Participant and shall not be subject to be reached or applied either by any creditor, Spouse or divorced Spouse of any Participant, nor by or under any agreement or decree of separation or divorce, voluntary or involuntary, of any Participant, but shall be for the benefit of the beneficiary chosen by the Participant or Administrator pursuant to this section, except as provided pursuant to a Qualified Domestic Relations Order.
     16.10 Payment to Minor or Incompetent.
In the event that any amount is payable to a minor or other legally incompetent persons, such payment shall be made for the benefit of such minor or other incompetent person in any of the following ways as the Committee, in its sole discretion, shall determine: (a) to the legal representative or custodian of such minor or other incompetent person, as defined in the Ohio Rev. Code Section 1339.34; (b) to some near relative of such minor or other incompetent person, to be used for the latter’s benefit. The Committee shall not be required to see to the proper application of any such payment made to any person pursuant to the provisions of this Section 16.10.

ARTICLE XVII
The ESOP
     17.01 ESOP Established.
     This Article is effective December 13, 2000 (the “Effective Date”). The Company Stock Fund and Participants who elect or have elected to have all or a portion of their Account invested in the Company Stock Fund, are designated an ESOP (Code Regulation Section 54.4975-11(a)(2)). The term “ESOP” refers to the Participants and Company Stock Fund described in this Section. The Company intends that the ESOP shall form a portion of the Plan (Code Regulation Section 54.4975-11(a)(5)) and that the Plan and the ESOP together shall constitute a single plan. Thus provisions set forth in other Articles shall apply to the ESOP in the same manner as these provisions apply to the Plan, except to the extent that such provisions are inapplicable to an ESOP, or are inconsistent with specific provisions of this Article XVII. Unless otherwise provided by this Article, the ESOP shall not affect any beneficiary designations or any other agreements, election, or consents that Participants, spouses, or beneficiaries validly executed under the terms of the Plan without regard to the ESOP; such designations, agreements, elections, and consents shall apply under the ESOP in the same manner as they apply under the Plan.
     The ESOP is intended to satisfy the requirements of an employee stock ownership plan, as defined in the Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA. The ESOP is designed to invest primarily in Common Stock.
     17.02 Eligibility.
     Each Plan Participant who, on the Effective Date, has elected to have all or a portion of his Account invested in the Company Stock Fund, shall, without further action, become a Participant in the ESOP. Any other Employee shall become a Participant in the ESOP as of the date on which the Employee becomes a Participant in the Plan and elects to invest part or all of his Account in the Company Stock Fund; if an Employee is already a Participant, but has not elected to have his Account invested in the Company Stock Fund, the Employee shall become a Participant in the ESOP on the day part or all of his Account is invested in the Company Stock Fund.
     17.03 Investments in Company Stock.
     Pursuant to Section 7.04 of the Plan, Participants may elect to have a portion of their Account invested by the Trustee in the Company Stock Fund. It is intended that the ESOP be considered an “eligible individual account plan” which explicitly provides for the acquisition and holding of “qualifying employer securities” (as those terms are defined in Sections 407(d)(3) and 407(d)(5) of ERISA) and that the Trustee may invest up to one hundred percent (100%) of the Trust Fund held by it in Company Stock, to the extent elected by Participants. All provisions of Article XI of the Plan continue to apply to the ESOP.

     17.04 Payment of Dividends.
     Any cash dividend paid with respect to Common Stock which is held in Participant Accounts will be paid directly in cash to such Participants or will be paid in cash to the Trustee and, within ninety (90) days following the close of the Plan Year, shall be distributed to such Participants. At the direction of the Committee (effective April 19, 2001, the Company), the Trustee shall retain a dividend disbursing agent. Notwithstanding the above, if directed by the Committee (effective April 19, 2001, the Company), the Trustee shall provide that the dividend payments be made (a) by the dividend disbursing agent directly to Participants, (b) by the dividend disbursing agent to the Corporation’s payroll department which shall serve, for this purpose, as agent for the Participants, or (c) by the dividend disbursing agent to the Trustee who is hereby authorized to pay any dividend directly to Participants or to appoint the Corporation’s payroll department as disbursing agent for the Trustee. Notwithstanding the above, a cash dividend will not be paid to a Participant if as of the applicable record date such Participant’s Accounts hold less than one share of the Company Stock, rather such dividend will be retained in the Accounts as it was prior to the Effective Date of the ESOP. Effective April 19, 2001, the term Company shall be substituted for the term Committee in this Section 17.04.
     17.05 Payment of Benefits.
     Upon distribution of a Participant’s Account under Article IX, the Participant (or, if applicable, the Participant’s beneficiary) shall be entitled to receive a distribution of Common Stock then credited to the Participant’s Account under the ESOP at the same time and in the same manner as the Participant receives a distribution of the other parts of Participant’s Account balances in accordance with Article IX of the Plan. A Participant shall not be entitled to elect a time or method of distribution, or to designate a beneficiary, with respect to Common Stock that is different from the time and method of distribution and beneficiary that are applicable to other parts of the Participant’s Account.
     For purposes of determining, pursuant to Section 9.01, whether a Participant’s Account balances exceed $5,000 (or such other maximum amount as may be permitted by the Code for involuntary payments), the Participant’s ESOP interest shall not be considered separately, but shall be included with the other parts of the Participant’s Account.
     Distribution of Common Stock will be made in accordance with Section 9.02.
     17.06 Withdrawal and Diversification.
     A Participant may make withdrawals from the Participant’s Account invested in the ESOP subject to the same rules as apply to withdrawals from Participant’s Account under Article IX of the Plan. A Participant may elect to receive any withdrawal described in this paragraph in the form of Common Stock.
     It is the intent of the Employer that the Participant’s withdrawal rights described in Article IX, and the Participant’s right in accordance with Section 7.04 of the Plan to direct how the Participant’s Account balances shall be invested, shall satisfy the diversification requirements of Section 401(a)(28) of the Code. Accordingly, a Participant shall not be entitled to have Participant’s interest in the ESOP invested in any manner other than the ESOP, except as provided by Section 7.04 of the Plan.
     17.07 Special Provisions Concerning the ESOP and Non-ESOP Portions of the Plan.
     The ESOP and Non-ESOP components of the Plan shall be tested separately for purposes of compliance with the coverage (Code Section 410(b)) and nondiscrimination rules (Code Sections 401(a)(4), 401(k) and 401(m)). For testing purposes, contributions to the Plan shall be deemed allocated to the ESOP or Non-ESOP part of the Plan as of the date of their contribution to the Plan. Effective January 1, 1999, the Plan intends to fulfill the nondiscrimination requirements of Code Section 401(k) and (m) by applying the safe harbor requirement of Code Section 401(k)(12). The Plan intends to continue to satisfy the safe harbor requirements by applying the safe harbor rules separately to the ESOP and Non-ESOP parts of the Plan or, if permitted by applicable law, regulation or other guidance, to satisfy the safe harbor requirements on an aggregated basis. If the committee determines that safe harbor testing is not available for any testing year, the ESOP and Non-ESOP parts of the Plan shall be separately tested pursuant to Sections 6.01 and 6.02 of the Plan.

EXECUTED, this 28 day of February, 2002 by Huntington Bancshares Incorporated and The Huntington National Bank, Trustee.

HUNTINGTON BANCSHARES INCORPORATED
By:	/s/ Sarah L. Hall
	Title:	Senior Vice President

THE HUNTINGTON NATIONAL BANK, TRUSTEE
By:	/s/ Kathleen A. Chapin
	Title:	Vice President

MODIFICATION OF SCHEDULE A
May 1, 2002
     Any Schedule A protected installment payment available to a participant or beneficiary upon retirement, death, disability or other distributable event as well as the ability of a participant to elect a qualified joint and survivor annuity or preretirement joint and survivor annuity is eliminated effective August 1, 2002, as to any participant or beneficiary not receiving installment payments (including payments pursuant to a qualified joint and survivor election) on July 31, 2002. The elimination of installment and qualified joint and survivor forms of benefit shall in all respects comply with the provisions of final Section 1.411(d)-4 regulations effective September 6, 2000. The regulations permit defined contribution plans to adopt amendments eliminating some alternative forms of benefit.

HUNTINGTON INVESTMENT AND TAX SAVINGS PLAN
SCHEDULE A — SPECIAL PROVISIONS WITH
RESPECT TO PLAN MERGERS
Preamble
     The purpose of Schedule A is to record special provisions applicable to plans that merge into the Huntington Investment and Tax Savings Plan (the “Huntington Plan”). The special provisions provide administrative guidance with respect to the treatment of merged accounts as well as guidance concerning compliance with Code Section 411(d)(6) and other Sections of the Code. No benefit, provided by a merged plan and protected by Section 411(d)(6), shall be eliminated or modified except in a manner that complies with Section 411(d)(6) and Regulations thereunder. In addition, Schedule A entries are intended to satisfy the special testing rules of Code Regulation Sections 1.401(a)(4)-4(b) and (d). The Prior Plan continues in an amended and restated form as the Huntington Plan. Thus, unless protected by Code Section 411(d)(6) or specifically noted to the contrary, provisions of the Prior Plan (not protected, or noted) are eliminated or superseded by reason of merger.
Plan Mergers
(1) Huntington Bank Kenton County, Inc. Employees Retirement Savings Plan — From and after January 1, 1989, accounts of former participants in the Huntington Bank of Kenton County, Inc., Employees Retirement Plan (“Prior Plan”) shall be administered as follows. Kenton Plan accounts designated for accounting purposes as Regular Accounts A become Pre-Tax Matched Contribution Accounts; Kenton Plan accounts designated for accounting purposes as Regular Accounts B become Matching Contribution Accounts. Provided, however, no In-Service Withdrawal pursuant to Section 9.06 shall be permitted with respect to any former B Account prior to January 1, 1991.
Former Kenton Plan participants may make a one-time irrevocable election to have their Kenton account balances, invested in the Alternate Investment Fund. Section 9.02 shall not apply to Benefits paid from the Alternate Investment Fund; distributions attributable to the alternate investment fund shall be paid in cash.
Notwithstanding any provision to the contrary, a Participant’s accrued benefit and any early retirement benefits, retirement type subsidies or optional forms of benefit under the Kenton Plan shall not be reduced in a manner which violates Code Section 411(d)(6) and the Regulations thereunder.
(2) First Macomb Corporation Capital Accumulation Plan — From and after January 1, 1991, accounts of former participants in the First Macomb Corporation Capital Accumulation Plan (“Prior Plan”) shall be subject to the following special provisions:
Prior Plan accounts designated for accounting purposes as Elective Contribution Accounts become Pre-Tax Matched Contribution Accounts. If the Prior Plan Trustee exercised its option to segregate participants rollover contributions or trustee to trustee transfers, such contributions shall become Transfer/Rollover Accounts. The Prior Plan provided for Discretionary Company Contributions Accounts; however, no discretionary contributions were made.
All prior service with First Macomb Bank and First Macomb Mortgage Company, Inc. shall be recognized under this Plan for purposes of eligibility and vesting. Any employee who was a participant in the Prior Plan as of June 30, 1990 shall become a Participant in this Plan as of July 1, 1990 if otherwise employed by a participating employer in this Plan as of July 1, 1990. Prior service with First Macomb Bank and First Macomb Mortgage Company, Inc. shall not be recognized for purposes of receiving an allocation of any Employer contribution (benefit accrual) under this Plan for any period prior to July 1, 1990. This paragraph is effective July 1, 1990.
Former participants in the Prior Plan may make a one-time irrevocable election to have their Prior Plan account balances, invested in the Alternate Investment Fund. Section 9.02 shall not apply to benefits paid from the Alternate Investment Fund; distributions attributable to the Alternate Investment Fund shall be paid in cash.
Any provisions in the Prior Plan regarding self-direction of accounts by Prior Plan participants are not continued under this Plan.
Notwithstanding any provision to the contrary, a Participant’s accrued benefit and any early retirement benefits, retirement type subsidies or optional forms of benefit under the Prior Plan shall not be reduced in a manner which violates Code Section 411(d)(6) and the Regulations thereunder.
(3) Charter Oak Financial Corp. Employees’ Savings and Retirement Plan — From and after July 1, 1993, accounts of former participants in the Charter Oak Financial Corp. Employees’ Savings and Retirement Plan (“Prior Plan”) shall be subject to the following special provisions.
General Administration
Prior Plan accounts designated for accounting purposes as Elective Accounts become Pre-Tax Matched Contribution Accounts and Rollover Accounts become Transfer/Rollover Accounts.
All prior service with either Charter Oak Financial Corp. or any participating employer in the Prior Plan shall be recognized under this Plan for eligibility and vesting service purposes. Any employee who was a participant in the Prior Plan as of June 30, 1993 shall become a Participant in this Plan as of July 1, 1993 if otherwise employed by a participating employer in this Plan as of July 1, 1993. Prior service with Charter Oak Financial Corp. or any participating employer in the Prior Plan shall not be recognized for purposes of receiving an allocation of any Employer contribution (benefit accrual) under this Plan.
Former participants in the Prior Plan may make a one-time irrevocable election to have their Prior Plan account balances, invested in the Alternate Investment Fund. Section 9.02 shall not apply to benefits paid from the alternate investment fund; distributions attributable to the alternate investment fund shall be paid in cash.

The loan provisions in Section 7.04 of the Prior Plan are not continued under this Plan, except that any loans outstanding to former participants in the Prior Plan as of July 1, 1993 shall continue to be administered pursuant to the provisions of the Prior Plan until such loans are repaid in full or otherwise collected by the Plan.
Any provisions in the Prior Plan regarding self-direction of accounts by Prior Plan participants are not continued under this Plan.
Code §§411(d)(6), 401(a)(4)-4 Compliance
Notwithstanding any provision to the contrary, a Participant’s accrued benefit and any early retirement benefits, retirement type subsidies or optional forms of benefit under the Prior Plan shall not be reduced in a manner which violate Code Section 411(d)(6) and the Regulations thereunder. The Administrative Committee intends to comply with the special testing rules of regulation §§1.401(a)(4)-4(b)(3) and/or 1.401(a)(4)-4(d). When provisions of the Prior Plan conflict with this Plan, or this Plan does not provide a benefit, right or feature on substantially the same terms as the Prior Plan, the benefit, right or feature of the Prior Plan is eliminated prospectively effective on the plan merger date. The protection provided by Code Sections 411(d)(6) and 401(a)(4) is applied to prior accrued benefits as of the merger date including subsequent income, expenses, gains and losses with respect to the prior accrued benefit. Any protected benefit, right or feature shall be available on the same terms as under the Prior Plan; however, the benefit right or feature is limited to participants in the Prior Plan as of the merger date (July 1, 1993). The paragraphs that follow identify Code Section 411(d)(6) protected benefits; however, the paragraphs are not exclusive; additional protected benefits may be identified by reason of additional regulatory guidance or otherwise.
Pursuant to Section 6.5 of the Prior Plan, a participant or his beneficiary could upon retirement, death or disability elect payments over a period certain in monthly, quarterly, semi-annual, or annual cash installments. The optional forms of benefit provided by Section 6.5 are continued under this Plan with respect to a Participant’s Prior Plan accrued benefit as of June 30, 1993. The protected optional forms of benefit shall be subject to all restrictions of the Prior Plan and the Committee may exercise the powers of the Prior Administrator.
If any participant in the Prior Plan, who was not 100% vested, separated from service on or before June 30, 1993 and is reemployed by an Employer before five (5) consecutive 1-Year Breaks in Service, and such Prior Plan participant had received, or was deemed to have received, a distribution of his entire vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the participant is subsequently reemployed by an Employer or the close of the first period of five (5) consecutive 1-year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the reemployment of such former participant. In the event the former participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the participant’s Prior Plan account must be restored in full, unadjusted by and gains or losses occurring subsequent to the valuation date coinciding with or preceding his termination. The source for such reinstatement shall be an employer contribution in an amount which is sufficient to restore any such forfeited accounts.
(4) National Banc of Commerce Co. 401(k) Plan — From and after October 1, 1994 accounts of former participants in the National Banc of Commerce Co. 401(k) Plan (“Prior Plan”) shall be subject to the following special provisions:
General Administration
Prior Plan accounts designated for accounting purposes as Elective Deferral or Qualified Non-Elective Contribution accounts become Pre-Tax Matched Contribution Accounts, Prior Plan accounts designated as Matching Contributions, Qualified Matching Contributions or Discretionary Contributions become Matching Contribution Accounts, and Prior Plan accounts designated as Rollover or Transfer Contributions become Transfer/Rollover Accounts.
All prior service with Commerce Bank, Charleston, N.A., Commerce Bank, Huntington, N.A., and Commerce Bank, Parkersburg, Inc. or a predecessor corporation of any of them shall be recognized under this Plan for purposes of eligibility and vesting; however, such prior service shall not be recognized for purposes of receiving an allocation of any Employer contribution (benefit accrual) under this Plan for any period prior to January 1, 1994. This paragraph is effective January 1, 1994.
Participants in the Prior Plan, who have directed investment in the balanced, money market, intermediate government bond, or equity funds, may make a one-time irrevocable election to have their Prior Plan account balances, invested in the Alternate Investment Fund. Funds invested in the Prior Plan’s Company stock fund are not subject to this election. Section 9.02 shall not apply to benefits paid from the Alternate Investment Fund; distributions attributable to the Alternate Investment Fund shall be paid in cash.
The accounts of all Participants in the Prior Plan as of January 1, 1994 shall be fully vested as of that date.
The participant loan provisions of the Prior Plan are not continued under this Plan except that any loans outstanding to former participants in the Prior Plan as of October 1, 1994 shall continue to be administered pursuant to the provisions of the Prior Plan until such loans are repaid in full or otherwise collected by the Plan.
Provisions of the Prior Plan regarding self-direction of accounts by Prior Plan participants are not continued under this Plan.
Code §§411(d)(6), 401(a)(4)-4 Compliance
Notwithstanding any provision to the contrary, a Participant’s accrued benefit and any early retirement benefits, retirement type subsidies or optional forms of benefit under the Prior Plan shall not be reduced in a manner which violates Code Section 411(d)(6) and the Regulations thereunder. The Administrative Committee intends to comply with the special testing rules of regulation §§1.401(a)(4)-4(b)(3) and/or 1.401(a)(4)-4(d). When provisions of the Prior Plan conflict with this Plan, or this Plan does not provide a benefit, right or feature on substantially the same terms as the Prior Plan, the benefit, right or feature of the Prior Plan is eliminated prospectively effective on the plan merger date. The protection provided by Code Sections 411(d)(6) and 401(a)(4) is applied to prior accrued benefits as of the merger date including subsequent income, expenses, gains and losses with respect to the prior accrued benefit. Any protected benefit, right or feature shall be available on the same terms as under the Prior Plan; however, the benefit right or feature is limited to participants in the Prior Plan as of the merger date (October 1, 1994). The paragraphs that follow identify Code Section 411(d)(6) protected benefits; however, the paragraphs are not exclusive. Additional protected benefits may be identified by reason of additional regulatory guidance or otherwise.
Pursuant to paragraph 21(b) of the Prior Plan Adoption Agreement, a participant or his beneficiary could upon termination, retirement, death or disability elect distribution in a lump sum, installment payments, life annuity or 50% Qualified Joint and Survivor Annuity. The provisions of the Adoption Agreement are implemented by Articles VII and VIII of the Basic Plan Document. The optional forms of benefit allowed by paragraph 21 are continued under this Plan with respect to a Participant’s Prior Plan accrued benefit as of September 30, 1994. The protected optional forms of benefit are subject to the restrictions of the Prior Plan. The Administrative Committee of this Plan will adopt such procedures and policies as necessary to insure that protected benefits continue to satisfy Sections 401(a)(11), 417, 401(a)(9) and other applicable sections of the Code and the Regulations thereunder, including amendments and modifications effective after September 30, 1994.
If any participant in the Prior Plan, who was not 100% vested, separated from service on or before September 30, 1994 and received or is deemed to have received a distribution pursuant to Article 6.3 of the Prior Plan, resumes employment covered under this Plan, such participant shall have the right to repay to the Plan the full amount of the distribution attributable to Employer contributions on or before the earlier of the date that the participant incurs 5 consecutive 1-year Breaks in Service following the date of distribution or five years after the first date on which the participant is subsequently reemployed. In such event, participant’s account shall be restored to the value thereof at the time the distribution was made.
(5) Employer Stock Purchase Plan of CB&T Financial Corp. — From and after October 1, 1994 accounts of former participants in the Employee Stock Purchase Plan of CB&T Financial Corp. (“Prior Plan”) shall be subject to the following special provisions:

General Administration
Prior Plan accounts designated for accounting purposes as Elective Deferral or Qualified Non-Elective Contribution accounts become Pre-Tax Matched Contribution Accounts, Prior Plan accounts designated as Matching Contributions, Qualified Matching Contributions or Discretionary Contributions become Matching Contribution Accounts, and Prior Plan accounts designated as Rollover or Transfer Contributions become Transfer/Rollover Accounts. Employer contributions made pursuant to the ESOP provisions of the Prior Plan shall become part of the former participants Matching Contributions Account.
All prior service with CB&T Financial Corp. or any of its wholly owned subsidiaries or a predecessor corporation of any of them shall be recognized under this Plan for purposes of eligibility and vesting; however, such prior service shall not be recognized for purposes of receiving an allocation of any Employer contribution (benefit accrual) under this Plan for any period prior to January 1, 1994. The accounts of all Participants in the Prior Plan on January 1, 1994 shall be fully vested as of that date. This paragraph is effective January 1, 1994.
The participant loan provisions of the Prior are not continued under this Plan except that any loans outstanding to former participants in the Prior Plan as of October 1, 1994 shall continue to be administered pursuant to the provisions of the Prior Plan until such loans are repaid in full or otherwise collected by the Plan.
Code §§411(d)(6), 401(a)(4)-4 Compliance
Notwithstanding any provision to the contrary, a Participant’s accrued benefit and any early retirement benefits, retirement type subsidies or optional forms of benefit under the Prior Plan shall not be reduced in a manner which violates Code Section 411(d)(6) and the Regulations thereunder. The Committee intends to comply with the special testing rules of regulation §§1.401(a)(4)-4(b)(3) and/or 1.401(a)(4)-4(d). When provisions of the Prior Plan conflict with this Plan, or this Plan does not provide a benefit, right or feature on substantially the same terms as the Prior Plan, the benefit, right or feature of the Prior Plan is eliminated prospectively effective on the plan merger date. The protection provided by Code Sections 411(d)(6) and 401(a)(4) is applied to prior accrued benefits as of the merger date including subsequent income, expenses, gains and losses with respect to the prior accrued benefit. Any protected benefit, right or feature shall be available on the same terms as under the Prior Plan; however, the benefit right or feature is limited to participants in the Prior Plan as of the merger date (October 1, 1994). The paragraphs that follow identify Code Section 411(d)(6) protected benefits; however, the paragraphs are not exclusive. Additional protected benefits may be identified by reason of additional regulatory guidance or otherwise.
Pursuant to Section 11.02 of the Prior Plan, a Participant or his beneficiary could upon termination, retirement, death or disability elect distribution in a lump sum, installments or any combination of permitted forms. The optional forms of benefit permitted by Section 11.02 and the special provisions of Sections 11.02 and 11.03 are continued under this Plan with respect to a Participant’s Prior Plan accrued benefit as of September 30, 1994. The protected optional forms of benefit are subject to the restrictions of the Prior Plan. The Committee will adopt such procedures and policies as necessary to insure that protected benefits continue to satisfy Section 401(a)(9) and other applicable sections of the Code and Regulations thereunder, including amendments and modifications effective after September 30, 1994.
The Prior Plan held shares of CB&T Corp. that constituted employer stock subject to the diversification rule of Code Section 401(a)(28). This Code requirement was implemented by Section 11.08 of the Prior Plan. The diversification requirements of Section 401(a)(28) are continued under this Plan with respect to a Participant’s Prior Plan accrued benefit as of September 30, 1994; provided, however, that the sole form of compliance shall be a distribution from this Plan to a qualified participant. If a prior participant exercises his election, distribution shall be made in Common Stock, in an amount necessary to satisfy Code Section 401(a)(28); provided however, a Participant may elect to receive a cash distribution pursuant to Section 9.02 of the Plan. Distribution shall be made from the Participant’s Matching Contribution Account in a manner similar to that prescribed for an In-Service-Withdrawal pursuant to Section 7.05(c) of this Plan as it was executed October 13, 1994, except the Participant shall not be suspended from the Plan. The Committee will adopt such procedures and policies as necessary to insure that the requirements of Code Section 401(a)(28) are satisfied.
(6) The Employer Investment Plan of the First National Bank of Morgantown — From and after October 1, 1994 accounts of former participants in the Employer Investment Plan of the First National Bank of Morgantown (“Prior Plan”) shall be subject to the following special provisions:
General Administration
Prior Plan accounts designated for accounting purposes as Elective Deferral Accounts become Pre-Tax Matched Contribution Accounts; Prior Plan accounts designated as Employer Accounts become Matching Contribution Accounts; Prior Plan accounts designated as Participant Accounts become After-Tax Non-Matched Contribution Accounts; and, Prior Plan accounts designated as Rollover Accounts become Transfer/Rollover Accounts.
All prior service with: The Huntington National Bank of West Virginia, Huntington Bank of Martinsburg, N.A., Huntington National Bank of Pennsylvania, The First National Bank of Morgantown, The Peoples National Bank of Martinsburg, First Bank, N.A., Gallatin National Bank; and, First National Bank and Trust of Washington, Pennsylvania; or a predecessor corporation of any of them, shall be recognized under this Plan for purposes of eligibility and vesting; however, such prior service shall not be recognized for purposes of receiving an allocation of any Employer contribution (benefit accrual) under this Plan for any period prior to January 1, 1994. The accounts of all Participants in the Prior Plan on January 1, 1994 shall be fully vested as of that date. This paragraph is effective January 1, 1994.
Participants in the Prior Plan, who have directed investments, may make a one-time irrevocable election to have their Prior Plan directed account balances invested in the Alternate Investment Fund. Funds invested in Common Stock are not subject to this election. The election (if available) applies to all former Prior Plan accounts. An account or accounts may not be apportioned between this Plan’s Common Stock investment and the Alternate Fund. Section

9.02 shall not apply to benefits paid from the Alternate Investment Fund; distributions attributable to the Alternate Investment Fund shall be paid in cash.
Provisions of the Prior Plan regarding self-direction of accounts by Prior Plan participants are not continued under this Plan.
Code §§411(d)(6), 401(a)(4)-4 Compliance
Notwithstanding any provision to the contrary, a Participant’s accrued benefit and any early retirement benefits, retirement type subsidies or optional forms of benefit under the Prior Plan shall not be reduced in a manner which violates Code Section 411(d)(6) and the Regulations thereunder. The Committee intends to comply with the special testing rules of regulation §§1.401(a)(4)-4(b)(3) and/or 1.401(a)(4)-4(d). When provisions of the Prior Plan conflict with this Plan, or this Plan does not provide a benefit, right or feature on substantially the same terms as the Prior Plan, the benefit, right or feature of the Prior Plan is eliminated prospectively effective on the plan merger date. The protection provided by Code Sections 411(d)(6) and 401(a)(4) is applied to prior accrued benefits as of the merger date including subsequent income, expenses, gains and losses with respect to the prior accrued benefit. Any protected benefit, right or feature shall be available on the same terms as under the Prior Plan; however, the benefit right or feature is limited to participants in the Prior Plan as of the merger date (October 1, 1994). The paragraphs that follow identify Code Section 411(d)(6) protected benefits; however, the paragraphs are not exclusive. Additional protected benefits may be identified by reason of additional regulatory guidance or otherwise.
If any Participant in the Prior Plan, who was not 100% vested, separated from service on or before December 31, 1993 and is reemployed by an Employer before five (5) consecutive 1-Year Breaks in Service, and such Prior Plan Participant has received, or was deemed to have received, a distribution of his entire vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by an Employer or the close of the first period of five (5) consecutive 1-year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the reemployment of such former participant. In the event the former participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the Participant’s Prior Plan account must be restored in full, unadjusted by and gains or losses occurring subsequent to the valuation date coinciding with or preceding his termination. The source for such reinstatement shall be an employer contribution in an amount which is sufficient to restore any such forfeited accounts.
(7) The First Federal Bank for Savings of Northern Kentucky 401(k) Profit Sharing Plan - From and after January 1, 1995 accounts of former participants in the First Federal Bank for Savings of Northern Kentucky 401(k) Profit Sharing Plan (“Prior Plan”) shall be subject to the following special provisions:
General Administration

Prior Plan accounts designated for accounting purposes as Elective Deferral Accounts become Pre-Tax Matched Contribution Accounts; Prior Plan accounts designated as Discretionary Contribution Accounts become Matching Contribution Accounts; and Prior Plan accounts designated as Matching Contribution Accounts become Matching Contribution Accounts.
All prior service with: Firstfed Northern Kentucky Bancorp, Inc. or First Federal Bank for Savings of Northern Kentucky, or a predecessor corporation, shall be recognized under this Plan for purposes of eligibility and vesting; however, such prior service shall not be recognized for purposes of receiving an allocation of any Employer contribution (benefit accrual) under this Plan for any period prior to January 1, 1995. The accounts of all Participants in the Prior Plan on December 31, 1994 shall be fully vested as of that date. This paragraph is effective January 1, 1995.
Participants in the Prior Plan, who have directed investments, may make a one-time irrevocable election to have their Prior Plan directed account balances invested in the Alternate Investment Fund. Funds invested in Common Stock are not subject to this election. The election (if available) applies to all former Prior Plan accounts. An account or accounts may not be apportioned between this Plan’s Common Stock investment and the Alternate Fund.
Provisions of the Prior Plan regarding self-direction of accounts by Prior Plan participants are not continued under this Plan.
Code §§411(d)(6), 401(a)(4)-4 Compliance
Notwithstanding any provision to the contrary, a Participant’s accrued benefit and any early retirement benefits, retirement type subsidies or optional forms of benefit under the Prior Plan shall not be reduced in a manner which violates Code Section 411(d)(6) and the Regulations thereunder. The Committee intends to comply with the special testing rules of regulation §§1.401(a)(4)-4(b)(3) and/or 1.401(a)(4)-4(d). When provisions of the Prior Plan conflict with this Plan, or this Plan does not provide a benefit, right or feature on substantially the same terms as the Prior Plan, the benefit, right or feature of the Prior Plan is eliminated prospectively effective on the plan merger date. The protection provided by Code Sections 411(d)(6) and 401(a)(4) is applied to prior accrued benefits as of the merger date including subsequent income, expenses, gains and losses with respect to the prior accrued benefit. Any protected benefit, right or feature shall be available on the same terms as under the Prior Plan; however, the benefit right or feature is limited to participants in the Prior Plan as of the merger date (January 1, 1995). The paragraphs that follow identify Code Section 411(d)(6) protected benefits; however, the paragraphs are not exclusive. Additional protected benefits may be identified by reason of additional regulatory guidance or otherwise.
If any Participant in the Prior Plan, who was not 100% vested, separated from service on or before December 31, 1994 and is reemployed by an Employer before five (5) consecutive 1-Year Breaks in Service, and such Prior Plan Participant has received, or was deemed to have received, a distribution of his entire vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by an Employer or the close of the first period of five (5) consecutive 1-year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the reemployment of such former participant. In the event the former participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the Participant’s Prior Plan account must be restored in full, unadjusted by and gains or losses occurring subsequent to the valuation date coinciding with or preceding his termination. The source for such reinstatement shall be an employer contribution in an amount which is sufficient to restore any such forfeited accounts.
Pursuant to paragraph 21 of the Prior Plan’s adoption agreement, a Participant could in cases of death, Disability or retirement elect installment payments of their benefit. The optional form of benefit permitted by paragraph 21 is continued under this Plan with respect to the provisions of paragraph 21 with respect to a Participant’s Prior Plan accrued benefits as of December 31, 1994. The protected optional form of benefit is subject to the restriction of the Prior Plan. The Committee will adopt such procedures and policies as necessary to ensure that protected benefits continue to satisfy Section 401(a)(9) and other applicable sections of the Code and Regulations thereunder, including amendments and modifications effective after December 31, 1995.
(8) The Security National Bank 401(k) Plan — From and after May 1, 1995, accounts of former participants in the Security National Bank 401(k) Plan shall be subject to the following special provisions:
General Administration
Prior Plan accounts shall be consolidated with the corresponding accounts of this Plan.
All prior service with Security National Corporation or Security National Bank shall be recognized under this Plan for purposes of eligibility and vesting; however, such prior service shall not be recognized for purposes of receiving an allocation of any Employer contribution (benefit accrual) under this Plan for any period prior to May 1, 1995. The accounts of all Participants in the Prior Plan on April 30, 1995 shall be fully vested as of that date. This paragraph is effective May 1, 1995.
Participants in the Prior Plan may make a one-time irrevocable election to have their Prior Plan account balances invested in the Alternate Investment Fund. The election applies to all former Prior Plan accounts. An account or accounts may not be apportioned between this Plan’s Common Stock investment and the Alternate Fund.
Code §§411(d)(6), 401(a)(4)-4 Compliance
Notwithstanding any provision to the contrary, a Participant’s accrued benefit and any early retirement benefits, retirement type subsidies or optional forms of benefit under the Prior Plan shall not be reduced in a manner which violates Code Section 411(d)(6) and the Regulations thereunder. The Committee intends to comply with the special testing rules of regulation §§1.401(a)(4)-4(b)(3) and/or 1.401(a)(4)-4(d). When provisions of the Prior Plan conflict with this Plan, or this Plan does not provide a benefit, right or feature on substantially the same terms as the Prior Plan, the benefit, right or feature of the Prior Plan is eliminated prospectively effective on the plan merger date. The protection provided by Code Sections 411(d)(6) and 401(a)(4) is applied to prior accrued benefits as of the merger date including subsequent income, expenses, gains and losses with respect to the prior accrued benefit. Any protected benefit, right or feature shall be available on the same terms as under the Prior Plan; however, the benefit right or feature is limited to participants in the Prior Plan as of the merger date (May 1, 1995). There appear to be no benefits that require protection except the right to repay forfeiture.
If any Participant in the Prior Plan, who was not 100% vested, separated from service on or before April 30, 1995 and is reemployed by an Employer before five (5) consecutive 1-Year Breaks in Service, and such Prior Plan Participant has received, or was deemed to have received, a distribution of his entire vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by an Employer or the close of the first period of five (5) consecutive 1-year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the reemployment of such former participant. In the event the former participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the Participant’s Prior Plan account must be restored in full, unadjusted by and gains or losses occurring subsequent to the valuation date coinciding with or preceding his termination. The source for such reinstatement shall be an employer contribution in an amount which is sufficient to restore any such forfeited accounts.
(9) The Reliance Bank of Florida Savings and Retirement Plan — From and after June 1, 1995, accounts of former participants in the Reliance Bank of Florida Savings and Retirement Plan shall be subject to the following special provisions:
General Administration
Prior Plan accounts shall be consolidated with the corresponding accounts of this Plan.
All prior service with Reliance Bank of Florida shall be recognized under this Plan for purposes of eligibility and vesting; however, such prior service shall not be recognized for purposes of receiving an allocation of any Employer contribution (benefit accrual) under this Plan for any period prior to June 1, 1995. The accounts of all Participants in the Prior Plan on May 31, 1995 shall be fully vested as of that date. This paragraph is effective June 1, 1995.
Participants in the Prior Plan may make a one-time irrevocable election to have their Prior Plan account balances invested in the Alternate Investment Fund. The election applies to all former Prior Plan accounts. An account or accounts may not be apportioned between this Plan’s Common Stock investment and the Alternate Fund.
Code §§411(d)(6), 401(a)(4)-4 Compliance
Notwithstanding any provision to the contrary, a Participant’s accrued benefit and any early retirement benefits, retirement type subsidies or optional forms of benefit under the Prior Plan shall not be reduced in a manner which violates Code Section 411(d)(6) and the Regulations thereunder. The Committee intends to comply with the special testing rules of regulation §§1.401(a)(4)-4(b)(3) and/or 1.401(a)(4)-4(d). When provisions of the Prior Plan conflict with this Plan, or this Plan does not provide a benefit, right or feature on substantially the same terms as the Prior Plan, the benefit, right or feature of the Prior Plan is eliminated prospectively effective on the plan merger date. The protection provided by Code Sections 411(d)(6) and 401(a)(4) is applied to prior accrued benefits as of the merger date including subsequent income, expenses, gains and losses with respect to the prior accrued benefit. Any protected benefit, right or feature shall be available on the same terms as under the Prior Plan; however, the benefit right or feature is limited to participants in the Prior Plan as of the merger date (June 1, 1995). The paragraphs that follow identify Code Section 411(d)(6) protected benefits; however, the paragraphs are not exclusive. Additional protected benefits may be identified by reason of additional regulatory guidance or otherwise.
If any Participant in the Prior Plan, who was not 100% vested, separated from service on or before December 31, 1995 and is reemployed by an Employer before five (5) consecutive 1-Year Breaks in Service, and such Prior Plan Participant has received, or was deemed to have received, a distribution of his entire vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by an Employer or the close of the first period of five (5) consecutive 1-year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the reemployment of such former participant. In the event the former participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the Participant’s Prior Plan account must be restored in full, unadjusted by and gains or losses occurring subsequent to the valuation date coinciding with or preceding his termination. The source for such reinstatement shall be an employer contribution in an amount which is sufficient to restore any such forfeited accounts.
The Prior Plan’s adoption agreement allowed a Participant in cases of death, Disability or retirement to elect installment payments of their benefit. This optional form of benefit is continued under this Plan with respect to a Participant’s Prior Plan accrued benefits as of May 31, 1995. The protected optional form of benefit is subject to the restrictions of the Prior Plan. The Committee will adopt such procedures and policies as necessary to ensure that protected benefits continue to satisfy Section 401(a)(9) and other applicable sections of the Code and Regulations thereunder, including amendments and modifications effective after May 31, 1995.
(10) The Bank of Winter Park 401(k) Retirement Plan — From and after November 1, 1997, accounts of former participants in the Bank of Winter Park 401(k) Retirement Plan (“Prior Plan”) shall be subject to the following special provisions:
General Administration
Prior Plan accounts shall be consolidated with the corresponding accounts of this Plan.
All prior service with The Bank of Winter Park shall be recognized under this Plan for purposes of eligibility and vesting; however, such prior service shall not be recognized for purposes of receiving an allocation of any Employer contribution (benefit accrual) under this Plan for any period prior to November 1, 1997. The accounts of all Participants in the Prior Plan on October 31, 1997 shall be fully vested as of that date. This paragraph is effective November 1, 1997.
Participants in the Prior Plan may make a one-time irrevocable election to have their Prior Plan account balances invested in the Alternate Investment Fund. The election applies to all former Prior Plan accounts. An account or accounts may not be apportioned between this Plan’s Common Stock investment and the Alternate Fund.
Provisions of the Prior Plan regarding self-direction of accounts by Prior Plan participants are not continued under this Plan.
Code §§411(d)(6), 401(a)(4)-4 Compliance
Notwithstanding any provision to the contrary, a Participant’s accrued benefit and any early retirement benefits, retirement type subsidies or optional forms of benefit under the Prior Plan shall not be reduced in a manner which violates Code Section 411(d)(6) and the Regulations thereunder. The Committee intends to comply with the special testing rules of regulation §§1.401(a)(4)-4(b)(3) and/or 1.401(a)(4)-4(d). When provisions of the Prior Plan conflict with this Plan, or this Plan does not provide a benefit, right or feature on substantially the same terms as the Prior Plan, the benefit, right or feature of the Prior Plan is eliminated prospectively effective on the plan merger date. The protection provided by Code Sections 411(d)(6) and 401(a)(4) is applied to prior accrued benefits as of the merger date including subsequent income, expenses, gains and losses with respect to the prior accrued benefit. Any protected benefit, right or feature shall be available on the same terms as under the Prior Plan; however, the benefit right or feature is limited to participants in the Prior Plan as of the merger date (November 1, 1997). The paragraphs that follow identify Code Section 411(d)(6) protected benefits; however, the paragraphs are not exclusive. Additional protected benefits may be identified by reason of additional regulatory guidance or otherwise.
If any Participant in the Prior Plan, who was not 100% vested, separated from service on or before December 31, 1997 and is reemployed by an Employer before five (5) consecutive 1-Year Breaks in Service, and such Prior Plan Participant has received, or was deemed to have received, a distribution of his entire vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by an Employer or the close of the first period of five (5) consecutive 1-year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the reemployment of such former participant. In the event the former participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the Participant’s Prior Plan account must be restored in full, unadjusted by and gains or losses occurring subsequent to the valuation date coinciding with or preceding his termination. The source for such reinstatement shall be an employer contribution in an amount which is sufficient to restore any such forfeited accounts.
The Prior Plan allowed a Participant in cases of death, Disability or retirement to elect installment payments of their benefit. This optional form of benefit is continued under this Plan with respect to a Participant’s Prior Plan accrued benefits as of October 31, 1997. The protected optional form of benefit is subject to the restrictions of the Prior Plan. The Committee will adopt such procedures and policies as necessary to ensure that protected benefits continue to satisfy Section 401(a)(9) and other applicable sections of the Code and Regulations thereunder, including amendments and modifications effective after October 31, 1997.
(11) The First Michigan Bank Corporation 401(k) Cash Option Plan — From and after April 1, 1998, accounts of former participants in the First Michigan Bank Corporation 401(k) Cash Option Plan (“Prior Plan”) shall be subject to the following special provisions:
General Administration
Prior Plan accounts shall be consolidated with the corresponding accounts of this Plan.
All prior service with First Michigan Bank Corporation (“First Michigan”) or its subsidiaries shall be recognized under this Plan for purposes of eligibility and vesting; however, such prior service shall not be recognized for purposes of receiving an allocation of any Employer contribution (benefit accrual) under this Plan for any period prior to January 1, 1998. Former employees of First Michigan or its subsidiaries, who were employed on January 1, 1998, become eligible to participate in the Huntington Plan, January 1, 1998. This paragraph is effective January 1, 1998. Prior to January 1, 1998, former employees of First Michigan or its subsidiaries are not eligible to participate in the Huntington Plan
Participants in the Prior Plan may make a one-time irrevocable election to have their Prior Plan account balances invested in the Alternate Investment Fund. The election applies to all former Prior Plan accounts. An account or accounts may not be apportioned between this Plan’s Common Stock investment and the Alternate Fund.
Provisions of the Prior Plan regarding self-direction of accounts by Prior Plan participants are not continued under this Plan.
Code §§411(d)(6), 401(a)(4)-4 Compliance
Notwithstanding any provision to the contrary, a Participant’s accrued benefit and any early retirement benefits, retirement type subsidies or optional forms of benefit under the Prior Plan shall not be reduced in a manner which violates Code Section 411(d)(6) and the Regulations thereunder. The Committee intends to comply with the special testing rules of regulation §§1.401(a)(4)-4(b)(3) and/or 1.401(a)(4)-4(d). When provisions of the Prior Plan conflict with this Plan, or this Plan does not provide a benefit, right or feature on substantially the same terms as the Prior Plan, the benefit, right or feature of the Prior Plan is eliminated prospectively effective on the plan merger date. The protection provided by Code Sections 411(d)(6) and 401(a)(4) is applied to prior accrued benefits as of the merger date including subsequent income, expenses, gains and losses with respect to the prior accrued benefit. Any protected benefit, right or feature shall be available on the same terms as under the Prior Plan; however, the benefit right or feature is limited to participants in the Prior Plan as of the merger date (April 1, 1998). The paragraphs that follow identify Code Section 411(d)(6) protected benefits; however, the paragraphs are not exclusive.

Additional protected benefits may be identified by reason of additional regulatory guidance or otherwise.
The Prior Plan allowed a Participant in cases of death, Disability or retirement to elect installment payments of his or her benefit. This optional form of benefit is continued under this Plan with respect to a Participant’s Prior Plan accrued benefits as of March 31, 1998. The protected optional form of benefit is subject to the restrictions of the Prior Plan. The Committee will adopt such procedures and policies as necessary to ensure that protected benefits continue to satisfy Section 401(a)(9) and other applicable sections of the Code and Regulations thereunder, including amendments and modifications effective after March 31, 1998.
A participant in the Northwestern State Bank Salaried Savings Plan on June 1, 1991 whose accounts was transferred to the First Michigan Plan may have the amount in that account used by the trustee to purchase a single premium “annuity” contract. If a married participant elects this annuity option the annuity will be paid in the form of a joint and 50% survivor annuity with the participants spouse unless the participant’s spouse consents to the election of another form of annuity.
(12) Empire National Bank Savings Investment and Retirement Plan — From and after July 1, 2000, all prior service for eligibility and vesting purposes under the Empire National Bank Savings Investment and Retirement Plan (the “Prior Plan”) shall be recognized under this Huntington Investment and Tax Savings Plan.
The accounts of all Participants in the Prior Plan as of June 23, 2000, shall be fully vested as of that date.
Notwithstanding any provision to the contrary, a Participant’s accrued benefit and any early retirement benefits, retirement type subsidies or optional forms of benefit under the Prior Plan shall not be reduced in a manner which violates Code Section 411(d)(6) and the Regulations thereunder. The Administrative Committee intends to comply with the special testing rules of regulation §§1.401(a)(4)-4(b)(3) and/or 1.401(a)(4)-4(d). When provisions of the Prior Plan conflict with this Plan, or this Plan does not provide a benefit, right or feature on substantially the same terms as the Prior Plan, the benefit, right or feature of the Prior Plan is eliminated prospectively effective on the plan merger date. The protection provided by Code Sections 411(d)(6) and 401(a)(4) is applied to prior accrued benefits as of the merger date including subsequent income, expenses, gains and losses with respect to the prior accrued benefit. Any protected benefit, right or feature shall be available on the same terms as under the Prior Plan; however, the benefit right or feature is limited to participants in the Prior Plan as of the merger date (July 1, 2000). The paragraphs that follow identify Code Section 411(d)(6) protected benefits; however, the paragraphs are not exclusive; additional protected benefits may be identified by reason of additional regulatory guidance or otherwise.
Notwithstanding any provision to the contrary in the Plan, Participants in the Prior Plan shall have hardship distributions as described in Section 18(b) of the Prior Plan, continued under the provisions of this Plan with regard to “related educational fees” as a reason for hardships with respect to the Participant’s accrued benefit under the Prior Plan.

The loan provisions of the Prior Plan as set forth in Section 18(c) are not continued under this Plan, except that any loans outstanding to former participants in the Prior Plan as of July 1, 2000 shall continue to be administered pursuant to the provisions of the Prior Plan until such loans are repaid in full or otherwise collected by the Plan.
If any participant in the Prior Plan, who was not 100% vested, separated from service on or before July 1, 2000 and is reemployed by an Employer before five (5) consecutive 1-Year Breaks in Service, and such Prior Plan participant had received, or was deemed to have received, a distribution of his entire vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the participant is subsequently reemployed by an Employer or the close of the first period of five (5) consecutive 1-year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the reemployment of such former participant. In the event the former participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the participant’s Prior Plan account must be restored in full, unadjusted by and gains or losses occurring subsequent to the valuation date coinciding with or preceding his termination. The source for such reinstatement shall be an employer contribution in an amount which is sufficient to restore any such forfeited accounts.
(13) J. Rolfe Davis Insurance Agency, Inc. Employees Profit Sharing Plan — From and after January 1, 2001, all prior service for eligibility and vesting purposes, under the J. Rolfe Davis Insurance Agency, Inc. Employees Profit sharing Plan (the “Prior Plan”) shall be recognized under this Huntington Investment and Tax Savings Plan. Benefit accrual service with J. Rolfe Davis Insurance Agency, Inc. shall not be recognized with respect to any period prior to January 1, 2001.
The loan provisions of the Prior Plan as set forth in Section 5.06 and Section T of the Prior Plan are not continued under this Plan, except that any loans outstanding to former participants in the Prior Plan as of January 1, 2001 shall continue to be administered pursuant to the provisions of the Prior Plan until such loans are repaid in full or otherwise collected by the Plan.
Notwithstanding any provision to the contrary, a Participant’s accrued benefit and any early retirement benefits, retirement type subsidies or optional forms of benefit under the Prior Plan shall not be reduced in a manner which violates Code Section 411(d)(6) and the Regulations thereunder. The Administrative Committee intends to comply with the special testing rules of regulation §§1.401(a)(4)-4(b)(3) and/or 1.401(a)(4)-4(d). When provisions of the Prior Plan conflict with this Plan, or this Plan does not provide a benefit, right or feature on substantially the same terms as the Prior Plan, the benefit, right or feature of the Prior Plan is eliminated prospectively effective on the plan merger date. The protection provided by Code Sections 411(d)(6) and 401(a)(4) is applied to prior accrued benefits as of the merger date including subsequent income, expenses, gains and losses with respect to the prior accrued benefit. Any protected benefit, right or feature shall be available on the same terms as under the Prior Plan; however, the benefit right or feature is limited to participants in the Prior Plan as of the merger date (January 1, 2001). The paragraphs that follow identify Code Section 411(d)(6) protected benefits; however, the paragraphs are not exclusive; additional protected benefits may be identified by reason of additional regulatory guidance or otherwise.
Pursuant to Section 6.01 of the Prior Plan, a participant or his beneficiary could upon retirement, death, disability or other termination elect payments in the following forms: a straight life annuity; a single life annuity with certain periods of five, ten, fifteen years; a single life annuity with installment refunds; survivorship life annuities with installment refunds; and survivor percentages of fifty, sixty-six and two-thirds, or one hundred percent fixed period annuities under concessions set forth in the Plan; and a series of installments chosen by the Participant with a minimum payment each year beginning with the year the member turned age 70 1/2 and as further set out under the terms of the Prior Plan at Section 6.02; and a single sum payment. The optional forms of benefit provided by Section 6.01 through Section 6.02 of the Prior Plan are continued under this Plan with respect to a Participant’s Prior Plan accrued benefit as of December 31, 2000. The protected optional forms of benefit shall be subject to all restrictions of the Prior Plan and the Committee may exercise the powers of the Prior Administrator.
If any participant in the Prior Plan, who was not 100% vested, separated from service on or before December 31, 2000 and is reemployed by an Employer before five (5) consecutive 1-Year Breaks in Service, and such Prior Plan participant had received, or was deemed to have received, a distribution of his entire vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the participant is subsequently reemployed by an Employer or the close of the first period of five (5) consecutive 1-year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the reemployment of such former participant. In the event the former participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the participant’s Prior Plan account must be restored in full, unadjusted by and gains or losses occurring subsequent to the valuation date coinciding with or preceding his termination. The source for such reinstatement shall be an employer contribution in an amount which is sufficient to restore any such forfeited accounts.
Notwithstanding any provision to the contrary in the Plan, Participants in the Prior Plan shall have hardship distributions as described in Section 5.05 of the Prior Plan and Section W of the Prior Plan, continued under the provisions of this Plan with regard to “related educational fees” as a reason for hardships with respect to the Participant’s accrued benefit under the Prior Plan.

HUNTINGTON INVESTMENT AND TAX SAVINGS PLAN
SCHEDULE B
Preamble
     Effective July 1, 1997, Company’s controlled group of corporations was restructured with the merger of separately chartered banks into The Huntington National Bank.
     Part One of this Schedule lists Participating Employers as of September 30, 1994. Part Two lists additions and withdrawals from October 1, 1994 through September 30, 1997. Part Three lists Participating Employers as of October 1, 1997. Part Four lists Participating Employers as of December 31, 1998. Part Five lists special provisions for former employees of Barnett Banks Banking Centers. Part Six lists Participating Employers as of January 1, 2001. Subsequent additions and withdrawals will be maintained as part of Plan records and noted on this Schedule by the Committee from time to time.
Part One
Participating Employers
(9-30-94)
Huntington Bancshares Incorporated
The Huntington National Bank
The Huntington Leasing Company
The Huntington State Bank
Huntington Bancshares Indiana, Inc.
The Huntington National Bank of Indiana
Huntington Bancshares Michigan, Inc. (1-1-89)
The Huntington Acceptance Company (7-1-88)
The Huntington Service Company (7-1-88)
Huntington Bancshares Kentucky, Inc. (1-1-89)
The Huntington Bank, Inc.
The Huntington Mortgage Company
The Huntington Financial Services Company (1-1-90)
The Huntington Trust Company, N.A. (1-1-88)
The Huntington Trust Company of Florida, N.A. (1-1-90)
The Huntington Asset Management Company
Huntington Banks of Michigan

The Huntington Investment Company
Huntington Bancshares West Virginia, Inc.
Huntington National Bank of Pennsylvania
First Trust Savings Bank*
Huntington Capital Corp., formerly The Huntington Company
Huntington Federal Savings Bank of Illinois
Huntington Federal Savings Bank
Huntington National Bank West Virginia
Huntington Bank Martinsburg National Association

*	does not participate in Huntington Bancshares Retirement Plan
Part Two
Additions (October 1, 1994 through September 30, 1997)
     For Employers joining by Plan merger, restrictions on Service and Credited Service are noted at Schedule A. For Employers adopting the Plan without a plan merger, restrictions on Service and Credited Service are noted at this Part Two.
First Federal Bank for Savings of Northern Kentucky (plan merger January 1, 1995)
First Seminole Bank (joinder July 1, 1995). Service and Credited Service are not recognized prior to July 1, 1995.
Security National Bank (plan merger May 1, 1995)
Reliance Bank of Florida (plan merger June 1, 1995)
Huntington Insurance Agency Services, Inc. (joinder January 1, 1996). Former employees of the Tice Agency who become employees of Huntington Insurance Agency or, any affiliate or subsidiary of the Company as a result of a transaction between Huntington Life Insurance Agency and Tice and Associates Agency, Inc. shall have their Service and Credited Service determined in accordance with the following rule.
For purposes of eligibility and vesting, all Service with the Tice Agency will be recognized. Employment with the Tice Agency is not recognized for purposes of Credited Service.
Peoples Bank of Lakeland (joinder February 1, 1996). All Service with Peoples Bank shall be recognized. Credited Service shall not be recognized with respect to any period prior to February 1, 1996.
Citi-Bancshares, Inc.

Citizens National Bank of Leesburg (joinder March 1, 1997). All Service with Citi Bancshares or Citizens Bank or a predecessor corporation shall be recognized. Credited Service shall not be recognized with respect to any period prior to March 1, 1997.
Withdrawals (October 1, 1994 through September 30, 1997)
First Trust Savings Bank, F.S.B. (March 31, 1995)
Huntington Federal Savings Bank of Illinois (June 14, 1995)
Huntington National Bank of Pennsylvania (December 16, 1995)
Part Three
Participating Employers (October 1, 1997)
Huntington Bancshares Incorporated
The Huntington National Bank
The Huntington State Bank
The Huntington Capital Corp.
Huntington Bancshares Ohio, Inc.
The Huntington Service Company
Huntington Insurance Agency Services, Inc.
The Huntington Leasing Company
Huntington Bancshares Florida, Inc.
Huntington Mortgage Company
Huntington Investment Company
Huntington Acceptance Company
Part Four
Participating Employers (December 31, 1998)
Huntington Bancshares Incorporated
The Huntington National Bank
The Huntington Capital Corp.
Huntington Bancshares Ohio, Inc.
Huntington Insurance Agency Services, Inc.
Huntington Bancshares Florida, Inc.
Huntington Mortgage Company
Huntington Investment Company
The Huntington Leasing Company
Huntington Life Insurance Agency, Inc.

Part Five
     Special provisions for former employees of Barnett Banks Banking Centers acquired from Nations Bank, who became employees of the Huntington National Bank May 31, 1998 (the Effective Time). Former employees of Barnett Banks Banking Centers described herein are referred to as Former Barnett Banks Employees.
     Former Barnett Banks Employees who satisfy the age and service requirements of this Plan (Huntington Investment and Tax Savings Plan) are eligible to participate in this Plan effective August 1, 1998. All service (eligibility and vesting) with Barnett Banks or Nations Bank shall not be recognized with respect to any period prior to August 1, 1998.
Part Six
Participating Employers (January 1, 2002)
Huntington Bancshares Incorporated
The Huntington National Bank
The Huntington Capital Corp.
Huntington Insurance Agency Services, Inc.
Huntington Mortgage Company
Huntington Investment Company
The Huntington Kentucky LLC
Part Seven
     Additions
     Participating Employers or Employee Groups participating after January 1, 2002.
     Haberer Investment Advisors, Inc. (joinder April 1, 2002). Haberer Investment Advisors, Inc. (“Haberer”) employees who satisfy the age and service requirements of the Plan are eligible to participate in the Plan effective April 1, 2002. All service (eligibility and vesting) with Haberer is recognized. Benefit accrual service with Haberer is not recognized with respect to any period prior to April 1, 2002.
     LeaseNet Group, Inc. (joinder September 20, 2002). LeaseNet employees employed on the date of its acquisition by Company (Huntington Bancshares Incorporated) shall have service determined as follows: LeaseNet employees who satisfy the age and service requirements of the Plan are eligible to participate effective November 1, 2002. All service (eligibility and vesting) with LeaseNet is recognized. Benefit accrual service with LeaseNet shall not be recognized with respect to any period prior to November 1, 2002.

EXHIBIT B	Exhibit to Huntington Bancshares Incorporated Board of Directors Resolution of October 16, 2002 amending the Huntington Investment and Tax Savings Plan
FIRST AMENDMENT TO THE
HUNTINGTON INVESTMENT
AND TAX SAVINGS PLAN
     Pursuant to reserved authority at Section 13.01, the Huntington Investment and Tax Savings Plan (the “Plan”) is amended as follows:
Part I Amendment of the Plan for EGTRRA
PREAMBLE
Adoption and effective date of amendment. This amendment of the Huntington Bancshares Investment and Tax Savings Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.
This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.
     1. Section 2.14 of the Plan is amended by the addition of the paragraph below to the end of Section 2.14:
“The annual Compensation of each Employee taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.”
     2. Section 2.15 of the Plan is amended by the addition of the paragraph below to the end of Section 2.15:

“The annual Compensation of each Employee taken into account under Article VI of this Plan for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.”
     3. Section 2.16 of the Plan is amended by the addition of the paragraph below to the end of Section 2.16:
“The annual Compensation of each Employee taken into account under Article VI of this Plan for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.”
     4. Section 6.02(b) is amended and revised by the addition of the following paragraph to the end of 6.02(b):
“The multiple use test described in Treasury Regulation Section 1.401(m)-2 and this Section 6.04(b) of the Plan shall not apply for Plan Years beginning after December 31, 2001.”
     5. Section 2.41 is amended by the addition of the below paragraphs to the end of Section 2.41.
     “The preceding paragraphs in this Section 2.51 are effective for Limitation Years beginning before December 31, 2001. Effective for Limitation Years beginning after December 31, 2001, except to the extent permitted under Section 414(v) of the Code (if applicable), the annual addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of:
     (a) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or
     (b) 100 percent of the Participant’s compensation, within the meaning of Section 415(c)(3) of the Code, for the Limitation Year.
The foregoing limit is referred to as the “415(c) Limit.” The 415(c) Limit with respect to any Participant for a Limitation Year, plus the amount of any additional elective deferral permitted to be made by a Participant under Section 414(v) of the Code with respect to such Limitation Year, is referred to as the “Maximum Permissible Amount.” The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.”
     If there is a short Limitation Year because of a change in the Limitation Year, the Administrator will multiply the $40,000 limitation (or larger limitation) by the following fraction: number of months in the short Limitation Year divided by twelve (12).”
     6. Section 5.03 of the Plan is amended and revised by the addition of the following sentence to the end of the first paragraph of Section 5.03:
“No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted by this Section 5.03 and Section 414(v) of the Code, if applicable.”
     7. Section 5.03 is amended and revised by the addition of the following paragraph to the end of the Section:
“Effective January 1, 2003, all Employees who are eligible to make Elective Deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(l1), 401(k)(l2), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.”
     8. Section 4.02 of the Plan is amended by the revision to the first paragraph of Section 4.02 as set forth below:
“The Employer shall make Matching Contributions to the Plan equal to one hundred percent (100%) of the Elective Deferrals made by a Participant pursuant to Section 5.02 and, effective January 1, 2003, the catch-up contributions as provided for in Section 5.03. Provided, however, such Matching Contribution shall not be made on Elective Deferrals and catch-up contributions which exceed three percent (3%) of the Participant’s Compensation.”
Added language underlined.
     9. Section 4.02 of the Plan is amended by the revision to the second paragraph of Section 4.02 as set forth below:
“The Employer shall make additional Matching Contributions to the Plan equal to fifty percent (50%) of the Elective Deferrals made by a Participant pursuant to Section 5.02 and, effective January 1, 2003, the catch-up contributions as provided for in Section 5.03 to the extent that such Elective Deferrals and catch-up contributions exceed three percent (3%) but do not exceed five percent (5%) of the Participant’s Compensation.”
     10. Section 9.05(b)(ii) is amended by the addition of the following to the end of Section 9.05(b)(ii):
“provided, however, that notwithstanding the preceding portion of this clause (b)(ii), a Participant who receives a distribution of Elective Deferrals after December 31, 2001, on account of hardship shall be prohibited from making Elective Deferrals and Employee After-Tax Contributions

under this and all other plans of the Employer for 6 months after receipt of the distribution. A Participant who receives a distribution of Elective Deferrals in calendar year 2001 on account of hardship shall be prohibited from making Elective Deferrals and Employee contributions under this and all other plans of the Employer for 12 months after receipt of the distribution.”
     11. Section 11.03 is amended by the addition of the following paragraphs to the end of the Section:
“Effective date. This Section shall apply to distributions made after December 31, 2001.
Modification of definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in this Section 11.05, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible Plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relation Order, as defined in Section 414(p) of the Code.
Modification of definition of Eligible Rollover Distribution to exclude hardship distributions. For purposes of the direct rollover provisions in this Section 11.03, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.
Modification of definition of Eligible Rollover Distribution to include After-Tax Employee Contributions. For purposes of the direct rollover provisions in this Section 11.03, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Employee Contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution Plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.”
     12. The following text is added at the end of Section 15.01
“Rollovers Into the Plan. Effective January 1, 2002, the Plan will accept Participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the types of plans specified below.
Direct Rollovers:
The Plan will accept a direct rollover of an Eligible Rollover Distribution from:
☑ a qualified plan described in Section 401(a) or 403(a) of the Code.
☑ an annuity contract described in Section 403(b) of the Code.
☑ an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.
Participant Rollover Contributions from Other Plans:
The Plan will accept a Participant contribution of an Eligible Rollover Distribution from:
☑ a qualified plan described in Section 401(a) or 403(a) of the Code.
☑ an annuity contract described in Section 403(b) of the Code.
☑ an eligible Plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Participant Rollover Contributions from IRAs:
The Plan will accept a rollover contribution from a conduit individual retirement account that has no assets other than assets which (1) were previously distributed to the Employee by another qualified plan as a lump-sum distribution, (2) were eligible for tax-free rollover to a qualified plan and (3) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets.
The Plan does not accept other Participant rollover contribution from an individual retirement account or annuity.”
Notwithstanding any of the foregoing, the Plan will not accept any portion of a rollover contribution or a direct rollover that includes after-tax employee contributions.
     13. Section 14.08 is added to the Plan as set forth below:
“Section 14.08. Modification of Top-Heavy Rules.
(a) Effective date. Notwithstanding any other provisions of this Article XIV, this Section 14.08 shall apply for purposes of determining whether the Plan is a Top Heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years.
(b) Determination of Top-Heavy status.
     (i) Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the

Code and the applicable regulations and other guidance of general applicability issued thereunder.
     (ii) Determination of present values and amounts. This Section 14.08(b)(ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of Account balances of Employees as of the Determination Date.
For distributions during a year ending on the Determination Date, the present values of accrued benefits and the amounts of Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”
For Employees not performing services during a year ending on the Determination Date, the accrued benefits and Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.
(c) Minimum benefits.
     (i) Matching contributions. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the Actual Contribution Percentage test and other requirements of Section 401(m) of the Code.

     (ii) Contributions under other plans. The Employer may provide in this Plan that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and Matching Contributions with respect to which the requirements of Section 401(m)(11) of the Code are met).
The minimum benefit for Employees also covered under another plan of the Employer shall be met in the other plan.
(d) The Top-Heavy requirements of Section 416 of the Code and Article XIV of the Plan shall not apply in any year beginning after December 31, 2001, if the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and Matching Contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.”
     14. Section 9.10 of the Plan is amended by the addition of the following paragraph to the end of Section 9.10:
“Notwithstanding any other provision of this Plan, effective for distributions made after December 31, 2001, a Participant’s Elective Deferrals, Qualified Employer Contributions (if any), and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.” Distributions upon severance from employment shall apply regardless of when the severance from employment occurred.”
Part II Minimum Distribution Requirements
     The Huntington Investment and Tax Savings Plan is hereby amended as set forth herein by the addition of Section 9.11 to the Plan. The amendment is effective January 1, 2003:
Article 9.11. MINIMUM DISTRIBUTION REQUIREMENTS
Section 1. General Rules.

1.1. Purpose and Effective Date. The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.
Except for certain grandfathered benefit elections (made prior to July 1, 2002) the Plan does not provide for installment or annuity distributions. This Article 9.11 is intended to satisfy Code Section 1.401(a)(9) regulations published April 17, 2002. Article 9.11 is a “verbatim” version of the defined contribution model amendment of Rev. Proc. 2002-29. The Adoption Agreement parts of the model amendment are omitted because they do not apply to the Plan.
1.2. Coordination with Minimum Distribution Requirements Previously in Effect. If this Article 9.11 specifies an effective date that is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this Article 9.11 will be determined as follows. If the total amount of the 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Article 9.11 equals or exceeds the required minimum distributions determined under this Article 9.11, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Article 9.11 is less than the amount determined under this Article, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Article 9.11.
1.3. Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan.
1.4. Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code.

1.5. TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.
Section 2. Time and Manner of Distribution.
2.1. Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
2.2. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(a) If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.
(b) If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(c) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(d) If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 2.2, other than section 2.2(a), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 2.2 and Section 4, unless Section 2.2(d) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.
2.3. Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with sections 3 and 4 of this Article. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.
Section 3. Required Minimum Distributions During Participant’s Lifetime.
3.1. Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
     (a) the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
     (b) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.
3.2. Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death
Section 4. Required Minimum Distributions After Participant’s Death.
4.1. Death On or After Date Distributions Begin.
(a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
(1) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(2) If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.
(3) If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
4.2. Death Before Date Distributions Begin.
(a) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 4.1.
(b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distributions of the participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 2.2(a), this Section 4.2 will apply as if the surviving Spouse were the Participant.
Section 5. Definitions.
5.1. Designated beneficiary. The individual who is designated as the beneficiary under Section 9.07 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

5.2. Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 2.2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
5.3. Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.
5.4. Participant’s Account balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
5.5. Required Beginning Date. The date specified in Section 2.54 and Section 9.08 of the Plan.
Part III ESOP Dividends
     Effective September 1, 2002, Section 17.04, “Payment of Dividends,” is amended and restated as follows:

17.04 Payment of Dividends. (effective September 1, 2002).
     Any cash dividend (“dividend”) paid with respect to Common Stock held in Participant Accounts is subject to the following election. A Participant may elect: (a) to have dividends paid to the Trustee and thereafter distributed to the Participant in cash; or (b) to have dividends paid to the Trustee and thereafter reinvested in Common Stock. Dividend distributions to Participants shall be made as soon as administratively feasible but in no event later than ninety (90) days following the close of the Plan Year in which the dividend is paid.
     The initial Participant election pursuant to this Section 17.04 is available with respect to the dividend payable October 1, 2002. Effective with the October 1, 2002 dividend a Participant must affirmatively elect to receive dividends in cash. The default election is an election to reinvest dividends in Common Stock. An election may be changed at any time and from time to time by Participant notifying the Administrator pursuant to procedures prescribed by the Administrator; provided however, with respect to each quarterly dividend payment a Participant’s election becomes irrevocable at 3:00 p.m. on the date the dividend is paid to the Trustee. If a Participant’s Accounts become subject to an Order, (such as a Domestic Relations Order or restraining order) which restricts distributions from the Plan to the Participant, the Participant will be deemed to have elected reinvestment of dividends in Company Stock with respect to any dividend otherwise payable to Participant during the time the order is in effect.
     At the direction of the Company, the Trustee shall retain a dividend disbursing agent. Moreover, if directed by the Company, the Trustee shall provide that dividend distribution payments be made (a) by the dividend disbursing agent directly to Participants, (b) by the dividend disbursing agent to the Corporation’s payroll department which shall serve, for this purpose, as agent for the Participants, or (c) by the dividend disbursing agent to the Trustee who is hereby authorized to pay any dividend directly to Participants or to appoint the Corporation’s payroll department as disbursing agent for the Trustee.
     Effective September 1, 2002, Section 9.05(b)(i) with respect to Hardship Distributions is amended to read as follows:
***
     (b) A distribution will be considered as “necessary” to satisfy an immediate and heavy financial need of the Employee only if:
(i) The Employee has obtained all distributions, other than hardship distributions, all nontaxable loans under all Plans maintained by the Employer and if eligible to receive distribution of dividends on Common Stock pursuant to Section 17.04 has elected to have dividends distributed.
***
Part IV Other Amendments
     1. Section 2.14 is amended and restated in its entirety effective January 1, 1997, (or at such dates as provided in Section 2.14) as set forth below:
     2.14 “Compensation” for purposes other than Section 4.03, Article VI and Article XIV, shall mean with respect to each Employee of the Employer, an Employee’s actual base compensation, excluding bonuses, commissions, overtime, and severance payments, but shall include sick pay, payments under the Huntington’s short-term disability plan, and payments pursuant to the Huntington Bancshares Transition Pay Plan. Compensation shall be determined prior to any reduction pursuant to a cash or deferred arrangement as defined in Section 402(e)(3) or pursuant to a cafeteria plan as described in Section 125 of the Code, or effective for Plan Years beginning on or after January 1, 2001 pursuant to elective amounts (if any) that are not included in gross income under Code Section 132(f)(4).
The measuring period for determining Compensation shall be the Plan Year.
In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provisions of the Plan to the contrary, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA ‘93 annual compensation limit. The OBRA ‘93 annual compensation Limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code or as adjusted or modified by legislation amending Section 401(a)(17) or any successor Section. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA ‘93 annual compensation limit will be multiplied by a fraction the numerator of which is the number of months in the determination period, and the denominator of which is 12.
This paragraph shall apply to Plan Years and Limitation Years beginning on and after January 1, 1998. For purposes of the definition of Compensation under this section 2.14, amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 for the purposes of this paragraph only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

2. Section 2.15 is amended and restated in its entirety effective January 1, 1997 (or at such other dates as provided in Section 2.15) as set forth below:
     2.15 “Compensation.” solely for purposes of Section 4.03, shall mean with respect to each Participant, Section 415 safe-harbor compensation, including wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer participating in the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to sales persons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and excluding the following:
(i) Employer contributions to a plan of deferred compensation which are not includible in the Participant’s gross income for the taxable year in which contributed or Employer contributions under a simplified employee pension to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;
(ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
(iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
(iv) other amounts which received special tax benefits, or contributions made by an Employer (whether or not under a salary reduction arrangement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).
Notwithstanding the above, effective January 1, 1998, Compensation shall include (i) any Elective Deferrals as defined in 402(g)(3) of the Code, and (ii) any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125 or Code Section 457 and effective for Plan Years beginning on or after January 1, 2001 elective amounts (if any) that are not includible in gross income under Code Section 132(f)(4).
The measuring period for determining Compensation shall be the Limitation Year. Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Limitation Year.
The annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA ‘93 annual compensation limit. The OBRA ‘93 annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA ‘93 annual Compensation limit will be multiplied by a fraction the numerator of which is the number of months in the determination period, and the denominator of which is 12.
This paragraph shall apply to Plan Years and Limitation Years beginning on and after January 1, 1998. For purposes of the definition of Compensation under this section 2.15, amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 for purposes of this paragraph only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.
3. Section 2.16 is amended and restated in its entirety effective January 1, 1997 (or at such other dates as provided in Section 2.16) as set forth below:
     2.16 “Compensation,” solely for purposes of Article XIV shall mean Compensation as defined in Section 415(c)(3) of the Code. The determination will be made without regard to Code Sections 125, 402(e)(3) and 402(h)(1)(B) and in the case of Employer contributions made pursuant to a salary reduction agreement, without regard to Section 402(b) of the Code. For Plan Years beginning after December 31, 1997, the term Compensation for purposes of Article XIV shall mean compensation within the meaning of Section 415(c)(3) of the Code and effective for Plan Years beginning on or after January 1, 2001, compensation under this Section 2.16 shall include elective amounts (if any) that are not includible in gross income under Code Section 132(f)(4).
The annual Compensation of each Employee taken into account under this Article shall not exceed the OBRA ‘93 annual compensation limit. The OBRA ‘93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA ‘93 annual compensation limit will be multiplied by a fraction the numerator of which is the number of months in the determination period, and the denominator of which is 12.
This paragraph shall apply to Plan Years and Limitation Years beginning on and after January 1, 1998. For purposes of the definition of Compensation under this section 2.16, amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 for the purposes of this paragraph only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

4. Effective August 1, 2002, Section 5.02(a), “Elective Deferral Contributions,” is amended and restated to read as follows:
     5.02 Elective Deferral Contributions.
(a) Amount. Each Participant may, but shall not be required to, authorize the Employer to deduct and withhold from such Participant’s Compensation an amount, in any integral percentage, not to exceed twenty-five percent (25%) of such Employee’s Compensation and to contribute such amount to the Trust Fund on a before-tax basis, subject to the limitation of Section 5.03 as modified by Plan provisions authorizing “catch-up” contributions pursuant to Code Section 414(v). In addition, an Elective Deferral Contribution may not impair a Participant’s obligation for payroll taxes (FICA, Medicare), qualified transportation reimbursements and cafeteria plan deferrals. Such Elective Deferral Contribution shall be held in the Participant’s Elective Deferral Account and shall be fully vested and non-forfeitable at all times.
In no event, however, will a Participant be permitted to make a contribution for any year to the extent that the portion of his contribution which counts (for ceiling purposes) as an Annual Addition to all of his accounts in all individual account plans with the Employer, when added to the Employer contributions, Matching Contributions, and forfeitures credited to his Account, causes the Annual Additions to his Account to exceed the Maximum Permissible Amount.
* * *
The remaining parts of Section 5.02 shall remain in full force and effect.
5. Effective June 1, 2002, Section 9.01 is amended and restated as follows:
     9.01 When Payable
A Participant’s entire vested Account shall be distributed to him, or in the event of his death to his beneficiary, upon the first to occur of his termination of employment by reason of his separation from service, death, Disability or retirement at or after attaining Normal Retirement Age. In the event the value of the Participant’s account exceeds $5,000 no such distribution shall be made prior to a Participant’s death or attainment of age 70, without the Participant’s consent. For distributions made after March 22, 1999, the Company is not required to look back to determine if the Account balance ever exceeded $5,000.
A participant’s Account shall be payable to an alternate payee at such times as may be specified in a Qualified Domestic Relations Order as both of such terms are defined in Section 414 of the Code. In addition to its general power and authority, the Administrator is authorized to adopt reasonable rules and procedures relating to Qualified Domestic Relations Orders including a rule or rules restricting available Valuation Dates.

In no event may any distribution of a Participant’s Elective Deferral Account or Qualified Employer Contribution Account or Matching Contribution Account be distributed to such Participant before his death, retirement, disability, termination of employment, (separation from service) or attainment of age 59 1/2 except as provided in Sections 9.05, 9.06 and 9.10 hereof.
All distributions required under this Article, if any, shall be determined and made in accordance with Section 401(a)(9).
6. Section 9.03 is amended and revised in its entirety to read as follows, effective January 1, 2002:
     9.03 Determination of Amount
For purposes of this Article IX, the value of the Participant’s Accounts shall be determined as set forth below:
The value of distributions or withdrawals made pursuant to requests received by the Administrator shall be determined on the Valuation Date occurring as soon as administratively practicable following the date on which the request is received.
7. Section 12.07 is amended and revised in its entirety effective January 1, 2002, to read as follows:
     12.07 Statutory Claims Procedure
(a) General Procedure. The Committee shall have discretion regarding benefit determinations. Unless waived by the Committee, any person entitled to benefits hereunder must file a claim with the Secretary of the Committee upon forms furnished by the Committee. Notwithstanding any other provision of this Plan, payment of benefits need not be made until receipt of the claim and the expiration of the time periods specified in this Section 12.07 for rendering a decision on the claim. In the event a claim is denied, benefits need not be made or commence until a final decision is reached by the Committee, subject to the provisions of Section 10.02.
(b) Notice and Appeal Procedure for Claims Filed Before January 1, 2002. This subsection (b) shall apply to claims filed before January 1, 2002. The Secretary of the Committee shall notify the claimant of its decision within ninety (90) days after receipt of the claim. However, if special circumstances require, the Committee may defer action on a claim for benefits for an additional period not to exceed ninety (90) days, and in that case it shall notify the claimant of the special circumstances involved and the time by which it expects to render a decision.
If the Committee determines that any benefits claimed should be denied, it shall give notice to the claimant setting forth the specific reason or reasons for the denial and provide a specific reference to the Plan provisions on which the denial is based. The

Committee shall also describe any additional information necessary for the Participant to perfect the claim and explain why the information is necessary.
The claimant shall be entitled to full and fair review by the Committee of the denial. The claimant shall have sixty (60) days after receipt of the denial in which to file a notice of appeal with the Secretary of the Committee. A final determination by the Committee shall be rendered within sixty (60) days after receipt of the claimant’s notice of appeal. Under special circumstances such determination may be delayed for an additional period not to exceed sixty (60) days, in which case the claimant shall be notified of the delay prior to the close of the initial sixty (60) day period. The Committee’s final decision shall set forth the reasons and the references to the Plan provisions on which it is based.
(c) Notice and Appeal Procedure for Claims Filed On or After January 1, 2002. This subsection (c) shall apply to claims filed on or after January 1, 2002.
(i) Claims not involving a determination of disability. For claims not involving a determination of disability, the Secretary of the Committee shall notify the claimant of its decision within a reasonable period of time, not exceeding ninety (90) days, after receipt of the claim. However, if special circumstances require, the Committee may defer action on a claim for benefits for an additional period not to exceed ninety (90) days, and in that case it shall notify the claimant prior to the close of the initial ninety (90) day period of the special circumstances involved and the time by which it expects to render a decision.
If the Committee determines that any benefits claimed should be denied, it shall give notice to the claimant setting forth the specific reason or reasons for the denial, providing a specific reference to the Plan provisions on which the denial is based, describing any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and describing the Plan’s review procedures and the time limits applicable to such procedures. Such claimant shall be entitled to full and fair review by the Committee of the denial. The claimant shall have sixty (60) days after receipt of the denial in which to file a notice of appeal with the Secretary of the Committee. A final determination by the Committee shall be rendered within a reasonable period of time, not exceeding sixty (60) days, after receipt of the claimant’s notice of appeal. Under special circumstances, such determination may be delayed for an additional period not to exceed sixty (60) days, in which case the claimant shall be notified of the delay prior to the close of the initial sixty (60) day period. The Committee’s final decision shall set forth the reasons and the references to the Plan provisions on which it is based, shall advise that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits, and shall advise the claimant of the right to bring an action under Section 502(a) of ERISA.

(ii) Claims involving a determination of disability. For claims involving a determination of disability, the Secretary of the Committee shall notify the claimant of its decision within a reasonable period of time, not exceeding forty-five (45) days, after receipt of the claim. However, if it determines that there exist matters beyond the control of the Plan, the Committee may defer action on a claim for benefits for two additional periods, each not to exceed thirty (30) days, and in that case it shall notify the claimant prior to the close of the initial forty-five (45) day period (or the initial thirty (30) day extension) of the special circumstances involved and the time by which it expects to render a decision. Such notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The claimant shall be given at least forty-five (45) days within which to provide the specified information. If a claimant provides insufficient information or files an incomplete claim, the time for making a decision is tolled (suspended) from the date the Committee provides notice of an extension until the date it receives the claimant’s response.
If the Committee determines that any benefits claimed should be denied, it shall give notice to the claimant setting forth the specific reason or reasons for the denial, providing a specific reference to the Plan provisions on which the denial is based, describing any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and describing the Plan’s review procedures and the time limits applicable to such procedures. In addition, if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, the Committee shall provide either the specific rule, guideline, protocol or other similar criterion, or a statement that any such item was relied upon in making the adverse determination and that a copy of such item will be provided free of charge to the claimant upon request. Furthermore, if the adverse determination is based upon a medical necessity or experimental treatment or similar exclusion or limit, the Committee shall provide either an explanation of the scientific or clinical judgment for the determination, or a statement that such explanation will be provided free of charge upon request.
The claimant shall be entitled to full and fair review by the Committee of the denial. The claimant shall have one hundred eighty (180) days after receipt of the denial in which to file a written notice of appeal with the Secretary of the Committee. A final determination by the Committee shall be rendered within a reasonable period of time, not exceeding forty-five (45) days, after receipt of the claimant’s notice of appeal. Under special circumstances, such determination may be delayed for an additional period not to exceed forty-five (45) days, in which case the claimant shall be notified of the delay prior to the close of the initial forty-five (45) day period. The Committee’s final decision shall set forth the reasons and the references to the Plan provisions on which it is based, shall advise that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits, and shall advise the claimant of the right to bring an action under Section 502(a) of ERISA.
(d) Committee’s Discretion; Final Determination by Named Fiduciary. The Committee shall have discretion in interpreting the terms of the Plan and in making claim determinations. In accordance with Section 10.02, final determinations shall be made by the Named Fiduciary and such determinations shall be conclusive and binding on all persons.
This First Amendment is executed this 16 day of October, 2002 by Huntington Bancshares Incorporated and The Huntington national Bank, Trustee.

HUNTINGTON BANCSHARES INCORPORATED
Date: October 16, 2003	By:	/s/ Sarah Hall
		Title:	Senior Vice President

THE HUNTINGTON NATIONAL BANK TRUSTEE
Date: October 23, 2003	By:	/s/ Kathleen A. Chapin
		Title:	Vice President

Exhibit B to Huntington Bancshares Incorporated Resolution of April 27, 2005.
SECOND AMENDMENT TO THE
HUNTINGTON INVESTMENT AND
TAX SAVINGS PLAN
Pursuant to reserved authority at Section 13.01 of the Huntington Investment and Tax Savings Plan (the “Plan”), the Plan is amended as follows:
Effective March 28, 2005, Section 9.01 is amended and restated as follows:
      9.01 When Payable
A Participant’s entire vested Account shall be distributed to him, or in the event of his death to his beneficiary, upon the first to occur of his termination of employment by reason of his separation from service, death, Disability or retirement at or after attaining Normal Retirement Age. In the event the value of the Participant’s Account exceeds $1,000 no such distribution shall be made prior to a Participant’s death or attainment of age 70, without the Participant’s consent; provided however, if a Participant’s Account, has a value of $1,000 or less at the time a distributable event occurs, it may be distributed without consent. When determining the value of a Participant’s Account the value of any rollover contributions (and earnings thereon) will be included. This restated paragraph is effective for distributions made on or after March 28, 2005.
A Participant’s Account shall be payable to an alternate payee at such times as may be specified in a Qualified Domestic Relations Order as both of such terms are defined in Section 414 of the Code. In addition to its general power and authority, the Administrator is authorized to adopt reasonable rules and procedures relating to Qualified Domestic Relations Orders including a rule or rules restricting available Valuation Dates. In no event may any distribution of a Participant’s Elective Deferral Account or Qualified Employer Contribution Account or Matching Contribution Account be distributed to such Participant before his death, retirement, disability, termination of employment, (separation from service) or attainment of age 59 1/2 except as provided in Section 9.05, 9.06, and 9.10 hereof.
All distributions required under this Article, if any, shall be determined and made in accordance with Section 401(a)(9).

In all other respects, the Plan shall remain in full force and effect.
      IN WITNESS WHEREOF, the Company has caused this Amendment to be signed on this 27th day of April 2005.

HUNTINGTON BANCSHARES
INCORPORATED

By:	/s/ Jeff Long

Its:	SVP, Compensation and Benefits

THE HUNTINGTON NATIONAL BANK

By:	/s/ Kathleen A. Chapin

Its:	Vice President

Trustee

THIRD AMENDMENT TO THE
HUNTINGTON INVESTMENT AND TAX SAVINGS PLAN
     Pursuant to reserved authority at Section 13.01 of the Huntington Investment and Tax Savings Plan (the “Plan”), the Plan is amended as follows:
     1. Section 9.05 is amended, effective January 1, 2006, by the addition of the following part after the first paragraph:
“Effective January 1, 2006, for purposes of this paragraph an immediate and heavy financial need generally may be treated as not capable of being relieved from other resources that are reasonably available to the Employee, if the Employer relies upon the Employee’s representation (made in writing, or such other form as may be prescribed by the Commissioner of the Internal Revenue Service), unless the Employer has actual knowledge to the contrary that the need cannot reasonably be relieved through the following resources:
(1)	Through reimbursement or compensation by insurance or otherwise;

(2)	By liquidation of the Employee’s assets;

(3)	By cessation of Elective Deferrals under the Plan;

(4)	By other currently available distributions (including distribution of ESOP dividends under Code Section 404(k)) and nontaxable (at the time of the loan) loans, under plans maintained by the Employer or by any other employer; or

(5)	By borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.”
     2. Section 9.05, the second paragraph, subsection (a), is amended, effective January 1, 2006, in its entirety, to read as follows:
“(a) The following are the only financial needs considered immediate and heavy: expenses incurred or necessary for medical care, described in Code Section 213(d), of the Employee, the Employee’s Spouse or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition and education for the Employee, the Employee’s Spouse, children or dependents; payments necessary to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee’s principal residence; payments for funeral or burial expenses for the Employee’s deceased parent, Spouse, child or dependent; and expenses to repair damage to the Employee’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10 percent of adjusted gross income).”

     3. Section 9.05(b)(v) is amended effective January 1, 2006 by deleting subparagraph (v).
     4. Section 17.07 of the Plan is amended, effective January 1, 2006, in its entirety, to read as follows:
“17.07 Special Provisions Concerning the ESOP and Non-ESOP Portions of the Plan.
     The ESOP and Non-ESOP components of the Plan shall be tested separately for purposes of compliance with the coverage rules at Code Section 410(b) and the nondiscrimination rules at Code Section 401(a)(4). For testing purposes, contributions to the Plan shall be deemed allocated to the ESOP or Non-ESOP part of the Plan as of the date of their contribution to the Plan. Effective January 1, 1999, the Plan intends to fulfill the nondiscrimination requirements of Code Section 401(k) and (m) by applying the safe harbor requirement of Code Section 401(k)(12). The Plan intends to fulfill the nondiscrimination requirements of Code Sections 401(k) and (m) by applying the safe harbor rules of Code Section 401(k)(12) on an aggregated basis and will not disaggregate the ESOP and non-ESOP components of the Plan.”
     5. Effective January 1, 2006, Section 5.02(a), “Elective Deferral Contributions” is amended and restated to read as follows:
     5.02 Elective Deferral Contributions.
(a) Amount. Each Participant may, but shall not be required to, authorize the Employer to deduct and withhold from such Participant’s Compensation an amount, in any integral percentage, not to exceed seventy-five percent (75%) of such Employee’s Compensation and to contribute such amount to the Trust Fund on a before-tax basis, subject to the limitation of Section 5.03 as modified by Plan provisions authorizing “catch-up” contributions pursuant to Code Section 414(v). In addition, an Elective Deferral Contribution may not impair a Participant’s obligation for payroll taxes (FICA, Medicare), qualified transportation reimbursements and cafeteria plan deferrals. Such Elective Deferral Contribution shall be held in the Participant’s Elective Deferral Account and shall be fully vested and non-forfeitable at all times.
In no event, however, will a Participant be permitted to make a contribution for any year to the extent that the portion of his contribution which counts (for ceiling purposes) as an Annual Addition to all of his accounts in all individual account plans with the Employer, when added to the Employer contributions, Matching Contributions, and forfeitures credited to his Account, causes the Annual Additions to his Account to exceed the Maximum Permissible Amount.
     6. The remainder of said Plan shall remain unchanged.

     This Third Amendment is executed this 7th day of November, 2005 by Huntington Bancshares Incorporated and The Huntington National Bank, Trustee.

HUNTINGTON BANCSHARES INCORPORATED

Date:	11/7/05	By:	/s/ Melinda S. Ackerman

		Title:	EVP, Director of HR

THE HUNTINGTON NATIONAL BANK

Date:	11/7/05	By:	/s/ Kathleen A. Chapin

		Title:	Vice President

EXHIBIT A	Exhibit to Huntington Bancshares Incorporated Board of Directors Resolution of October 17, 2006 amending the Huntington Investment and Tax Savings Plan.
FOURTH AMENDMENT TO THE
HUNTINGTON INVESTMENT
AND TAX SAVINGS PLAN
     Pursuant to reserved authority at Section 13.01, the Huntington Investment and Tax Savings Plan (the “Plan”) is amended as follows:
     (1) Effective June 15, 2006 the first paragraph of Section 2.14 is amended to delete a reference to Huntington Bancshares Transition Pay Plan and to substitute “paid time off” for “sick pay.” This first paragraph is restated as set forth below:
     2.14 “Compensation” for purposes other than Section 4.03, Article VI and Article XIV, shall mean with respect to each Employee of the Employer, an Employee’s actual base compensation, excluding bonuses, commissions, overtime, and severance payments, but shall include paid time off pursuant to Huntington’s Paid Time Off Policy and payments under the Huntington’s short-term disability plan. Compensation shall be determined prior to any reduction pursuant to a cash or deferred arrangement as defined in Section 402(e)(3) or pursuant to a cafeteria plan as described in Section 125 of the Code, or effective for Plan Years beginning on or after January 1, 2001 pursuant to elective amounts (if any) that are not included in gross income under Code Section 132(f)(4).
     (2) Effective January 1, 2007, a new paragraph is inserted after the first paragraph of Section 2.14. This paragraph is as set forth below:
     Effective January 1, 2007, payments made within 2-1/2 months after severance from employment (within the meaning of § 401(k)(2)(B)(i)(I)) are Compensation only if: (a) payments are Compensation as described in the immediately preceding paragraph and (b) they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours, or are payments for accrued bona fide paid time off days, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued. Any payments not described above are not Compensation if paid after severance from employment, even if they are paid within 2-1/2 months following severance from employment, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of § 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the employer rather than entering qualified military service.
     The measuring period for determining Compensation shall be the Plan Year.
***
The remaining paragraphs of Section 2.14 are unchanged.

     (3) Effective January 1, 2006, Section 17.04, the first paragraph, is amended by the addition of the underlined provisions as set forth below:
     17.04 Payment of Dividends.
     Any cash dividend (“dividend”) paid with respect to Common Stock held in Participant Accounts is subject to the following election. A Participant may elect: (a) to have dividends paid to the Trustee and thereafter distributed to the Participant in cash; or (b) to have dividends paid to the Trustee and thereafter reinvested in Common Stock. Dividend distributions to Participants shall be made as soon as administratively feasible but in no event later than ninety (90) days following the close of the Plan Year in which the dividend is paid. Notwithstanding the preceding sentence, a Participant may not elect to reinvest dividends in Common Stock if the Participant has a hardship distribution pending under the Plan.”
     (4) Effective January 1, 2005, Section 9.05, the second paragraph, subsection (a), is amended by the addition of the underlined provisions as set forth below:
     (a) The following are the only financial needs considered immediate and heavy: expenses incurred or necessary for medical care, described in Code Section 213(d), of the Employee, the Employee’s Spouse or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition and education for the Employee, the Employee’s Spouse, children or dependents; payments necessary to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee’s principal residence; payments for funeral or burial expenses for the Employee’s deceased parent, Spouse, child or dependent; and expenses to repair damage to the Employee’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10 percent of adjusted gross income). The definition of dependent for all purposes under this Plan is defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B).
     In all other respects, the Plan shall remain in full force and effect.
     IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be signed on this 18th day of October 2006.

HUNTINGTON BANCSHARES
INCORPORATED

By:	/s/ Sarah Hall

Its:	Benefits Director, SVP

THE HUNTINGTON NATIONAL BANK

By:	/s/ Kathleen A. Chapin

Its:	Vice President

Trustee

2

Exhibit A:	Exhibit to Huntington Bancshares Incorporated Resolution of October 16, 2007 amending the Huntington Investment and Tax Savings Plan.
FIFTH AMENDMENT TO THE HUNTINGTON
INVESTMENT AND TAX SAVINGS PLAN
Pursuant to the authority granted under Section 13.01 of the Huntington Investment and Tax Savings Plan (the “Plan”), the Plan is hereby amended and revised as follows:
1. Section 16.11 is added to the Plan as set forth below:
“16.11. Acceptance of a Loan Note Transfer or Roll-in.
The Plan Trustee may, from time to time, accept a transfer or roll-in of an Employee’s loan note into the Plan where the note evidencing the existence of the loan originated from a defined contribution tax qualified retirement plan trust under Code Section 401(a) whose plan sponsor (or members of the plan sponsor’s control group of corporations or trades or businesses) is involved in a merger, acquisition or other restructuring with the Employer. The Plan may refuse to accept a transfer of any such loan note if the Plan Trustee reasonably concludes that the loan note transfer may not be in the best interests of the Plan, including, but not limited to, situations where: (a) the loan note transfer could create adverse tax consequences for the Plan or the Employer; (b) there has been a violation of any of the provisions of the loan note including a failure to make timely loan repayments as required by the loan note; or (c) the loan note transfer could jeopardize the tax exempt status of the Plan. Further, the Plan Administrator may require the Employee to provide satisfactory evidence establishing that the loan note transfer meets the requirements of this Section 16.11 prior to accepting the loan note transfer into the Plan. By agreeing to transfer the loan note to the Plan, the Employee is deemed to have given the authority to the Plan Trustee and to the Administrator to perform all acts necessary to meet the requirements of this Section 16.11 and the loan note including, but not limited to, specific authorization to withhold compensation from the Employee as is necessary to meet the payment terms of the loan.” The Loan Note provisions for any loan notes transferred to the Plan shall continue in force and the loan shall be administered pursuant to the provisions of the loan note and any other plan documentation evidencing such note until such time as the loan is repaid in full or otherwise collected by the Plan.”

The remainder of the Plan shall be unchanged.
IN WITNESS WHEREOF, Huntington Bancshares Incorporated has caused this Amendment to be signed this 18 day of October 2007.

HUNTINGTON BANCSHARES INCORPORATED

By:	/s/ Sarah Hall

Its:	Director of Benefits

HUNTINGTON NATIONAL BANK

By:	/s/ Kathleen Chapin

Its:	Vice President